                                                                    EXHIBIT 10.2



                                    AGREEMENT

                                  MADE BETWEEN

                               BOGOSO GOLD LIMITED

                                       AND

                         PRESTEA GOLD RESOURCES LIMITED

                                      DATED

                                NOVEMBER 16, 2001

                                TABLE OF CONTENTS

Section  1       -    Definitions and Interpretation

         2       -    Scope and Understandings

         3       -    BGL Representations and Warranties

         4       -    PGR Representations and Warranties

         5       -    Closing

         6       -    Option

         7       -    Company Management

         8       -    Other Agreements

         9       -    Conditions Precedent

         10      -    General

Schedule  A      -    Infrastructure Mitigation Plan

          B      -    Joint Operating Agreement

          C      -    Lease Area

          D      -    Loan Agreement

          E      -    Management Agreement

          F      -    PGR Liabilities

          G      -    Shareholders' Agreement

          H      -    Working Capital and Spare Parts Requirements

          I      -    Toll Processing Agreement

          J      -    PGR Counsel Opinion

          K      -    PGR Shareholder Approval

AGREEMENT made November 16, 2001 between Bogoso Gold Limited, a company incorporated under the laws of Ghana ("BGL"), and Prestea Gold Resources Limited, a company incorporated under the laws of Ghana ("PGR").

RECITALS

A. The parties entered into a Letter Agreement dated May 21, 2001 pursuant to which, among other things, it was agreed that PGR would surrender a mining lease held by it and the parties would procure the issue of two new mining leases covering the same area, of which one would permit underground mining and the other surface mining for gold and related minerals.

B. Subsequent to such date, PGR surrendered its existing lease, the Government of Ghana issued the BGL Lease and PGR Lease (as defined below) and GSR entered into and completed an agreement with Barnex Exploration Limited, all as provided for in the Letter Agreement.

C. BGL has paid to PGR $500,000 in immediately available funds as the first installment of the First Option Payment (as defined below).

D. The parties are entering into this definitive agreement, as provided for in the Letter Agreement.

IN CONSIDERATION OF THE MUTUAL COVENANTS IN THIS AGREEMENT, THE PARTIES AGREE AS
FOLLOWS:

                                   SECTION 1

1. As used in this Agreement:

"APPLICABLE LAW" means all applicable laws of the Republic of Ghana, including, without limitation, the PNDCL 153;

"BARNEX" means Barnato Exploration Limited, a company incorporated under the laws of South Africa;

"BARNEX COMPANIES" means, collectively, Barnex, Barnex (Ghana) Limited and Barnex (Prestea) Limited;

"BARNEX RELEASE" means the Waiver and Release Agreement among the Government, Prestea Goldfields Limited, SGMC and the Barnex Companies, a copy of which has been delivered by BGL to PGR;

"BGL LEASE" means the mining lease dated June 29, 2001 issued by the Government to BGL pursuant to Section 45 of the PNDCL 153 whereby BGL has been granted exclusive mining rights over the Lease Area to mine for a period of 30 years for gold and associated mineral substances lying and being under the surface to a vertical depth 150.37 metres below sea level (the "150 Metre Depth") as detailed on Schedule C and includes all necessary consents and ratifications to perfect BGL's title thereunder;

"BUSINESS DAY" means any day on which the banks are open for the transaction of business in Ghana;

"CLOSING" means the closing provided for in Section 5;

"CLOSING DATE" means the date by which the closing conditions specified in this Agreement shall have been satisfied so as to permit the Closing to occur (anticipated to be on or about November 30, 2001) and which shall, in any event, be not later than December 31, 2001 unless the parties otherwise agree;

"CLOSING DOCUMENT" means any document delivered at or subsequent to the Closing or as provided in, or pursuant to, this Agreement;

"COMMON FUND" means the fund so named constituted by PGR employee advances, whose proceeds have been used by PGR for working capital;

"DAY" means a calendar day;

"DECOMMISSIONING" means closure of the Plant in compliance with the requirements of Section 7.1(e);

"DOLLARS" or "$" means the currency that is from time to time, legal tender for the payment of all private and public debts in the United States of America;

"FIRST OPTION PAYMENT" means the amount of $2,100,000 to be paid by BGL to PGR, or as directed by PGR, in instalments of $500,000 (which amount has already been paid) and $1,600,000 on the Closing Date;

"GMWU" means the Ghana Mineworkers Union of the TUC (Ghana)

"GOVERNMENT" means the duly constituted government of the Republic of Ghana or any political subdivision thereof, whether Central, Regional, District or local, or any judicial body, agency or instrumentality of any such government or political subdivision (and is deemed to include, for the purposes of any required approvals to be obtained hereunder, the Bank of Ghana);

"GSR" means Golden Star Resources Ltd., which beneficially owns 90% of BGL;

"INFRASTRUCTURE MITIGATION PLAN" means an infrastructure mitigation plan, complying with the requirements of Schedule A, designed to set out the broad understanding of the parties as to how surface infrastructure to be impacted by the surface mining operations to be conducted by BGL under the BGL Lease will be mitigated to ensure that there is no significant adverse impact on the operations of PGR pursuant to their rights under the PGR Lease;

"JOINT OPERATING AGREEMENT " means the agreement to be entered into between BGL and PGR on the Closing Date, complying with the requirements of Schedule B;

"LEASE AREA" means the area of approximately 129.05 square kilometres, as more particularly described in Schedule C;

"LICENCE" means any licence, permit, approval, right, privilege, concession or franchise issued, granted, conferred or otherwise created by the Government;

"LOAN AGREEMENT" means a loan agreement substantially in the form attached as Schedule D;

"MINING LEASE", "MINERAL OPERATIONS", "MINING OPERATIONS", "MINERAL RIGHT" and "MINERALS" shall have the meanings given to such terms in PNDCL 153;

"MINISTER" means the Minister responsible for mines in the Republic of Ghana;

"MANAGEMENT AGREEMENT" means the agreement to be entered into between BGL and PGR on the Option Closing Date, substantially in the form attached as Schedule E;

"MINING COMMENCEMENT DATE" means the date as of which BGL commences mining operations on the BGL Lease in the area marked as "Plant Deposit" on Exhibit A in Schedule C;

"OPTION" means the option granted by PGR to BGL to acquire shares in PGR, as provided in Section 6;

"OPTION CLOSING DATE" means the date specified by BGL in a notice exercising the Option given in accordance with Section 6.1(b);

"OPTION EXERCISE DATE" means the date on which the Option is exercised;

"PERSON" shall be broadly interpreted and includes an individual, body corporate, partnership, joint venture, trust, association, unincorporated organization, the Government (including any agency, authority, tribunal or commission) or any other entity recognized by law;

"PNDCL 153" means the Minerals and Mining Law, 1986 (PNDCL 153) of Ghana, as amended;

"PGR LEASE" means the mining lease dated June 29, 2001 issued by the Government to PGR pursuant to Section 45 of the PNDCL 153, whereby PGR has been granted mineral rights over the Lease Area for a period of 30 years for gold and other associated mineral substances lying and being under the 150 Metre Depth and includes all necessary consents and ratifications to perfect PGR's title thereunder;

"PGR RELEASE" means the Release Agreement among PGR and the Barnex Companies dated September 28, 2001, a copy of which has been provided to BGL;

"PLANT" means PGR's existing processing plant located on the Lease Area;

"PRESTEA ASSETS" means all assets owned by SGMC which are located on the property covered by the PGR Lease;

"PRESTEA MINING AREA" means the area shown on Exhibits A, B and C to Schedule C and marked as "Prestea Mining Area";

"SHAREHOLDERS' AGREEMENT" means the shareholders' agreement to be entered into on the Option Closing Date among BGL, GMWU, the Investors, the Trust and the Government in respect of their relations as shareholders of PGR and the operation of PGR's business, substantially in the form attached as Schedule G;

"SGMC" means The State Gold Mining Corporation Limited;

"TRUST" means the independent non-profit-making body to be established by BGL for the benefit of the residents of the Bogoso -- Prestea area whose income shall be applied (following repayment of the indebtedness to be incurred in favour of BGL) to undertake work programs directed to infrastructure and alternative employment and whose affairs shall be administered by a board consisting of one BGL representative, one GMWU representative, one Government representative and three community representatives acceptable to BGL.

                                   SECTION 2

                            SCOPE AND UNDERSTANDINGS

2.1 In order to persuade BGL to enter into this Agreement, PGR has represented to BGL and GSR that, subject to:

        (a) being provided with funds to be used to repay advances made by its employees;

        (b) being provided with additional funds to be used to pay employee salary arrears for April and May 2001;

        (c) being provided with working capital;

        (d) restructuring its share ownership; and

        (e) rationalizing its management and work force, which PGR undertakes to use its best efforts to accomplish within five (5) months of the Closing Date.

it expects to be able to increase its production and reduce its cash costs so as to become profitable on a gross profit basis within six months of the last in time of such actions occurring or being taken.

2.2 Based on such representations:

        (a) the PGR Release and the Barnex Release were executed and delivered.

        (b) the parties are entering into this Agreement to provide for the basis on which, at a closing to be held on the Closing Date, BGL will make a further payment of $1,600,000 to PGR, the Infrastructure Mitigation Plan will be adopted by BGL and PGR, the Joint Operating Agreement shall be entered into and the Option shall become effective;

        (c) subsequently, the parties will use their best commercial efforts to fulfil their respective obligations, so that BGL will be in a position to exercise the Option by the Option Exercise Date;

                                    SECTION 3

                 BGL REPRESENTATIONS, WARRANTIES AND AGREEMENTS

BGL represents, warrants and agrees to and with PGR that:

        (a) BGL is a company duly incorporated, organized, and validly existing in good standing under the laws of Ghana. No proceedings have been taken or authorized by BGL or, to the best of BGL's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of BGL.

        (b) BGL has all necessary power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, the Agreement and the documents to be delivered hereunder to which it is or will be a party ("BGL Documents"). BGL has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, the Agreement and the BGL Documents.

        (c) This Agreement has been, and each BGL Document will on Closing be, duly executed and delivered by BGL, and this Agreement constitutes, and each BGL Document will on Closing constitute, a valid and binding obligation of BGL enforceable against BGL in accordance with its terms.

        (d) None of the execution and delivery of, or the observance and performance by BGL of, any covenant or obligation under, the Agreement and the BGL Documents contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under:

                (i)   any Applicable Law;

                (ii) the Regulations, directors' or shareholders' resolutions of BGL;

                (iii) any agreement, lease, mortgage, security document,
                      obligation or instrument to which BGL is a party or by which BGL or its assets is affected or bound.

        (e) No consent, approval, authorization, registration or declaration of, or filing with, the Government is required by BGL in connection with
            (i) the Closing; (ii) the execution and delivery by BGL of this Agreement or any BGL Document, or (iii) the observance and performance by BGL of its obligations under this Agreement or any BGL Documents.


                                    SECTION 4

                 PGR REPRESENTATIONS, WARRANTIES AND AGREEMENTS

PGR represents, warrants and covenants to and with BGL that:

        (a) the first instalment of the First Option Payment was used solely for the purposes of satisfying employee salary arrears.

        (b) PGR is a company duly incorporated, organized, and validly existing in good standing under the laws of Ghana. No proceedings have been taken or authorized by PGR or, to the best of PGR's knowledge, by any other Person, with respect to the bankruptcy, insolvency, liquidation, dissolution or winding up of PGR.

        (c) PGR has all necessary power and capacity to execute and deliver, and to observe and perform its covenants and obligations under, the Agreement and the documents to be delivered hereunder ("PGR Documents"). PGR has taken all corporate action necessary to authorize the execution and delivery of, and the observance and performance of its covenants and obligations under, the Agreement and the PGR Documents.

        (d) This Agreement has been, and each PGR Document delivered on the Closing Date and the Option Closing Date will be, duly executed and delivered by PGR, and this Agreement constitutes, and each PGR Document will on Closing constitute, a valid and binding obligation of PGR enforceable against PGR in accordance with its terms.

        (e) None of the execution and delivery of, or the observance and performance by PGR of, any covenant or obligation under, the Agreement and the PGR Documents contravenes or results in (with or without the giving of notice or lapse of time, or both) or will contravene or violate in any material respect or result in any material breach or default of, or acceleration of any obligation under:

                (i)   any Applicable Law;

                (ii) the Regulations, directors' or shareholders' resolutions of PGR;

                (iii) any agreement, lease, mortgage, security document,
                      obligation or instrument to which PGR is a party or by which PGR or its assets is affected or bound.

        (f) No consent, approval, authorization, registration or declaration of, or filing with, the Government is required by PGR in connection with
            (i) the Closing; (ii) the execution and delivery by PGR of this Agreement or any PGR Document, or (iii) the observance and performance by PGR of its obligations under this Agreement or any PGR Documents.

        (g) PGR has all necessary power and authority to own or lease its assets and to carry on all activities as it presently carries on. PGR possesses all licences, permits and authorizations material to the conduct of all activities as it presently carries on.

        (h) The authorized capital of PGR consists of one billion common shares, of which 200,000 common shares have been validly issued and are outstanding as fully paid and non-assessable shares, of which 200,000 shares have been issued to GMWU;

        (i) No person, other than BGL, has any oral or written agreement, option, warrant, right, privilege or any other right capable of becoming any of the foregoing (whether legal, equitable, contractual or otherwise), for the purchase, subscription or issuance of any unissued securities of the Company.

        (j) PGR has conducted and is conducting its activities in compliance with all Applicable Laws, and not in breach of any Applicable Laws except for breaches which in the aggregate are not material to PGR.

        (k) Except for the matters in respect of which the Barnex Release and PGR Release were delivered, there is no claim, demand, suit, action, cause of action, dispute, proceeding, litigation, investigation, grievance, arbitration, governmental proceeding or other proceeding including appeals and applications for review, in progress against, by or relating to PGR nor are any of the same pending or threatened. PGR is not aware of any state of facts which would provide a valid basis for any of the foregoing.

        (l) PGR has not given nor agreed to give, and is not a party to or bound by, any guarantee of indebtedness or other obligations of third parties nor any other commitment by which PGR is, or is contingently, responsible for such indebtedness or other obligations.

        (m) PGR shall use the proceeds from the second instalment of the First Option Payment to repay the advances made to the Common Fund and to acquire the working capital items set out in Schedule G.

                                    SECTION 5

                                     CLOSING

At a closing to be held at the offices of BGL in Accra, Ghana commencing at 2:00 PM on the Closing Date:

        (a) PGR shall have established the Restricted Account, the signatories of which will be two signatories nominated by PGR and one signatory nominated by BGL. BGL shall have the right at its sole discretion to only sign off on disbursements from the Restricted Account when it has been satisfied that the disbursements from the Restricted Account are being made for the purpose intended as set out in
            Section 4(m);

        (b) BGL shall pay $1,600,000 to PGR in immediately available funds to be deposited into a restricted account (the "Restricted Account") as the second installment of the First Option Payment;

        (c) each party shall confirm to the other that the Infrastructure Mitigation Plan to be initialled for identification is in form acceptable to each of them and will remain in force unless and until amended by further agreement;

        (d) the Joint Operating Agreement will be executed and delivered by the parties;

        (e) PGR will acknowledge to BGL that the First Option Payment has been paid in full;

        (f) each of the conditions precedent for BGL's benefit set out in
            Section 9 shall be satisfied or waived; and

        (g) such other actions shall be taken and documents delivered as the parties may agree to be necessary or desirable.

                                   SECTION 6

                                     OPTION

6.1 GRANT OF OPTION

PGR hereby irrevocably grants to BGL the option ("Option") to purchase shares of PGR ("Optioned Shares") constituting 35% of PGR's issued share capital at the date of issue (after giving effect to the exercise of the Option), on the following terms and conditions:

        (a) the date ("Option Exercise Date") by which the Option must be exercised, failing which it will lapse and terminate, is the date which is the latest to occur of (1) the 180th day after the Closing Date, (2) the date as of which the Plant shall have been demolished and the Mining Commencement Date have occurred, and (3) the first anniversary of the Closing Date if the requirement of subclause (2) shall not have been satisfied by the date specified in such subclause; provided that PGR shall be entitled to give notice to BGL at any time following the Closing Date that the Plant is available for Decommissioning, in which event the Option Exercise Date shall be the later to occur of (1) the 180th day after the Closing Date and (2) the 90th day after receipt of such notice.

        (b) the Option shall be exercised by written notice ("Exercise Notice") to be given not later than 5:00 PM on the Option Exercise Date specifying a closing date ("Option Closing Date") which shall be not more than 10 days after the date of the Exercise Notice;

        (c) following the delivery of an Exercise Notice, BGL shall be irrevocably bound to complete its purchase of the Optioned Shares, subject only to compliance by PGR with its obligations and the performance by GMWU (as described below), the Trust (as described below) and the Government of their respective obligations;

        (d) for greater certainty, in the event that BGL fails to exercise its Option prior to the Option Exercise Date, BGL's right to a shareholding in, and management contract with, PGR shall lapse and PGR shall be entitled to grant similar rights to other investors;

        (e) the purchase price shall of the Optioned Shares shall be $4,000,000, being the aggregate of the First Option Payment and a further payment ("Second Option Payment") of $1,900,000, which shall be payable in immediately available funds to PGR on the Option Closing Date;

        (f) the purchase price shall be credited to PGR's shareholders' capital account, as to $1,750,000 to the credit of BGL, as to $1,750,000 to the credit of the GMWU and, as to the balance of $500,000, to the credit of the Trust;

        (g) the amounts so credited to the GMWU and the Trust shall constitute advances made by BGL to PGR on their behalf, repayable preferentially out of dividends to GMWU and the Trust in accordance with the Loan Agreement to be entered into by each of them with BGL on the Option Closing Date;

        (h) the proceeds of the Second Option Payment (following the satisfaction of all salary arrears and Common Fund claims) will be used by PGR solely for the purpose of paying terminal benefits to PGR's workforce, whose employment will be terminated effective no later than the Option Closing Date, it being understood and agreed that they will then be selectively rehired to constitute an optimal workforce whose make-up will be determined by PGR in consultation with BGL;

        (i) in the event the parties determine that the rationalization of PGR's workforce prior to the Option Closing Date is desirable having regard to the best interests of the parties, the workforce and the community as a whole, BGL may, in accordance with an agreement to be entered into with PGR as to the number of severances and the amount of benefits, advance by way of loan prior to the Option Date on account of the Second Option Payment an amount not exceeding $1,900,000 to fund the rationalization costs, such loan to be secured by a first charge of the PGR Lease, to be non-interest bearing until the 180th day after the Second Closing Date and thereafter to bear interest at LIBOR plus 3% unless and until the later of repayment on the Option Closing Date or repayment on the first anniversary of the Closing Date;

        (j) following the Option Exercise Date, selected individual Ghanaian investors of high repute (the "Investors") acceptable to PGR and the Shareholders will be offered up to 10% of PGR's shares for an aggregate subscription price of $500,000, provided that the Investors undertake to become a party to the Shareholders Agreement; any of such shares not so subscribed for within three months of the Option Exercise Date will be subscribed and paid for at the same price per share equally by BGL and GMWU on the Option Closing Date; provided that, in the event that either of BGL or GMWU does not subscribe for any of the shares offered to it, the other party may subscribe and pay for all the shares not subscribed for by the Investors;

        (k) prior to the Option Exercise Date, PGR shall establish the Trust and, commencing on the Option Closing Date, BGL shall hold 10% of the PGR shares for the benefit of the Trust; it being agreed that BGL shall irrevocably be entitled to exercise all voting rights with respect to such PGR shares; and

        (l) the shareholdings of PGR following the Option Closing Date shall, assuming the participation of the Investors, be:

                      BGL                  -              35%
                      GMWU                 -              35%
                      BGL in Trust         -              10%
                      Investors            -              10%
                      Government           -              10%

6.2 OPTION CLOSING

On the Option Closing Date a closing shall occur at the offices of BGL at Accra, Ghana commencing at 2:00 PM at which:

        (a) BGL shall make the Second Option Payment in immediately available funds;

        (b) the Investors and/or BGL/GMWU shall pay an aggregate of $500,000 as the subscription price for shares constituting 10% of PGR's share capital;

        (c) certificates shall be issued to BGL, GMWU, the Trust, the Investors and the Government (collectively, the "Shareholders") for the number of shares to be issued to them in accordance with the foregoing provisions of this Section 6;

        (d) the Shareholders shall enter into the Shareholders' Agreement;

        (e) the Shareholders shall appoint a board of directors of PGR complying with the requirements of the Shareholders' Agreement;

        (f) the newly appointed directors shall meet for the purposes of appointing officers, authorizing the execution of all required agreements and dealing with all such other business as may be required such that PGR shall comply in all respects with the requirement of the Shareholders' Agreement;

        (g) each of the conditions precedent for BGL's benefit set out in
            Section 9 shall be satisfied or waived, except to the extent they were satisfied or waived on the Closing Date; and

        (h) all such other documents shall be executed and delivered and actions taken as may be required to give effect to the foregoing provisions of this Section 6.

                                    SECTION 7

                               COMPANY MANAGEMENT

7.1 INFRASTRUCTURE MITIGATION PLAN

The parties recognize the importance of, and need for, the adoption and implementation of an Infrastructure Mitigation Plan ("Plan") designed to minimize the impact of surface mining operations to be conducted by BGL under the BGL Lease. In that regard:

        (a) on an interim basis, the parties have adopted the Plan attached as Schedule A;

        (b) PGR hereby grants BGL the right to acquire for $1.00 such of the Prestea Assets that BGL is required to replace or relocate as a result of the implementation of the Plan; provided that (i) such replaced or relocated assets shall become the property of PGR, and
            (ii) BGL may acquire title to such replaced or relocated assets by paying to PGR an amount not in excess of the consideration paid by PGR to SGMC to acquire them plus reasonable expenses incurred in the acquisition;

        (c) PGR agrees to transfer to BGL, for nominal consideration, such of the Prestea Assets as are agreed between the parties to be necessary for BGL's own operations by a transfer agreement in form and substance satisfactory to the parties;

        (d) BGL shall be entitled to realize whatever value possible, directly or indirectly, from the Prestea Assets acquired by it in accordance with clause (b) to defray its costs and expenses incurred in executing the Plan;

        (e) with regard to the Plant, BGL will be obligated to make available to PGR, so as to permit surface mining operations, alternative processing facilities ("Alternative Facilities") and will use its best commercial endeavours to provide such Alternative Facilities prior to Decommissioning. The Alternative Facilities will consist of, at BGL's option but subject to PGR's approval, not to be unreasonably withheld, either the relocation of the Plant or the acquisition and upgrading, with the use of existing plant equipment, of the processing plant currently used by Prestea Sankofa Gold Limited, subject to its being available for this purpose. In this regard:

                (i) Decommissioning shall occur on a date to be agreed on between the parties but, in any event, shall not be more than two days after ore has ceased to be delivered to the Plant;

                (ii) immediately following Decommissioning, BGL will have the right to secure the Plant. PGR employees will be granted access, on a 24-hour basis, for seven consecutive days immediately thereafter in order to effect a clean-up of the Plant and its inventories. During this period, PGR employees shall have the right to process any gold-bearing material in order to produce a smelted product ("Gold Dore"). Only Gold Dore and left-over reagents, inclusive of loaded carbon, will remain the property of PGR and may be removed during the aforementioned seven-day period. After such seven-day clean-up period, any remaining materials will become the property of BGL; and

                (iii) BGL shall have the right to monitor all clean-up
                      operations conducted by PGR after Decommissioning. Physical clean-up may be conducted on all machinery and structures within the Plant boundary, provided such cleaning actions are non-destructive, and provided no dismantling or disassembly of any equipment takes place. No cleaning may take place which, in BGL's opinion, will physically alter, degrade or render unserviceable any civil or mechanical structure;

        (f) the Alternative Facilities shall be constructed with due regard to the metallurgical flowsheet, capacity and performance of the Plant and their designed overall unit cost per tonne shall not be more than and, recovery shall not be less than, those of the Plant;

        (g) the Alternative Facilities shall, until the Mining Commencement Date, be and remain the property of BGL and shall be made available to PGR for so long as it needs them without charge; provided that
            (i) PGR shall be responsible for maintaining the Alternative Facilities in good repair and operating condition, and (ii) shall not be entitled to modify them without BGL's prior consent, not to be unreasonably withheld;

        (h) On the Mining Commencement Date, BGL shall transfer the Alternative Facilities to PGR for a purchase price equal to the difference between (i) the cost of the Alternative Facilities, and (ii) the price paid by PGR or BGL to SGMC for the Plant. The purchase consideration shall be a non-interest bearing demand loan note re-payable on December 31, 2999 secured by a fixed charge over the Alternative Facilities.

        (i) for the duration of the period when neither the Plant nor the Alternative Facilities is available for processing ore, BGL will treat ore mined by PGR on a toll processing basis under the terms and conditions set out in Schedule I; and

        (j) the parties may agree to continue such toll processing arrangement in lieu of BGL making the Alternative Facilities available.

7.2 JOINT OPERATING AGREEMENT

The parties recognize the need for an agreement ("Joint Operating Agreement") which shall set out the protocols and procedures to be observed by BGL and PGR in the day-to-day operations of their surface and underground mining operations on the Lease Area. In that regard:

        (a) the provisions of the Joint Operating Agreement shall include, but not be limited to, safety, communication between the parties, access, disturbances, mitigation of disturbances, air and water ingress to the underground mine from the surface excavations, blasting operations, notification of blasting operations, survey and notification of underground openings, community relations, confidentiality, statements to the media, joint emergency response, security operations,

        (b) the contents of Schedule B, the Joint Operating Agreement, shall form the basis for the parties' discussions and negotiations as to its terms; and

        (c) the parties shall prosecute such discussions and negotiations, so that the terms of the Joint Operating Agreement shall have been settled not later than the Second Closing Date.

7.3 MANAGEMENT AGREEMENT

It is further agreed that, so long as BGL is the holder of at least 30% of PGR's outstanding shares, it will be entitled to provide PGR with management services under a management agreement ("Management Agreement"). In that regard:

        (a) under the Management Agreement, BGL shall be responsible for the day-to-day management, conduct and control of the operations of PGR, subject to approved work plans and budgets and the direction of the board of directors of PGR; BGL shall have the exclusive right and obligation to execute and carry out all approved work plans and budgets; BGL shall keep adequate records of accounts and operations and will keep the board of directors of PGR advised of all operations by submitting to them monthly progress reports and quarterly financial reports containing technical, financial, commercial and legal information concerning the project; BGL shall ensure that operations are conducted in accordance with (i) the terms and conditions of any applicable mining title and any legislative and regulatory requirements applicable to BGL and its business, and (ii) good mining industry practices, including such requirements as may be applicable to safety, community relations and environmental rehabilitation; and

        (b) the Management Agreement shall be in substantially the form attached as Schedule E.

7.4 WORKFORCE

In connection with PGR's workforce, it is agreed that joint consultation and agreement will be required as to:

        (a) the timing, extent and implementation of any rationalization, severance or redundancy of the PGR workforce as well as the calculation of the severance benefits; and

        (b) the optimal workforce that will be required following the rationalization, the employees to be reemployed and the remuneration benefits of their new engagement, it being understood and agreed that, in the first instance past employees of PGR will be given first preference for any new engagements provided that they have the requisite qualifications, skills, and experience.

7.5 SHAREHOLDERS' AGREEMENT

It is agreed that the relations between the Shareholders as shareholders of PGR and the management of PGR with effect from the Option Closing Date will be governed by the Shareholders' Agreement. BGL will, at the appropriate time having regard to the Option Exercise Date, prepare a draft Shareholders' Agreement which shall form the basis for the required discussions and negotiations, such that the Shareholders' Agreement can be executed on the Option Closing Date.

                                    SECTION 8

                                OTHER AGREEMENTS

8.1 CONDUCT OF BUSINESS

From the date hereof until the Option Closing Date, PGR shall conduct its operations (including its mining operations) within the Lease Area in the ordinary course of business and, without the prior written consent of BGL, shall not (i) waive, or agree to waive, any right it may have in the Lease Area or the PGR Lease, (ii) sell, dispose of or otherwise transfer any rights it may have in the Lease Area or the PGR Lease (iii) incur liabilities or make expenditures, other than in the ordinary course of business, in an amount individually or in the aggregate in excess of $10,000, (iv) make, or agree to make, any loan or advance to its shareholder, or any of its officers, directors, employees, consultants, agents or other representatives, or make any other loan or advance of any type whatsoever otherwise than in the ordinary course of business, (v) grant any person a security interest in, suffered the incurrence of any lien upon, or otherwise encumber, the Lease Area or the PGR Lease, or (vi) incur or guarantee any indebtedness for borrowed money or the like and shall notify BGL within three business days after it has knowledge of any actions or proceedings of any type whatsoever that, from the date hereof, are threatened or commenced against PGR or in respect of the Lease Area or the PGR Lease.

8.2 DUE DILIGENCE

Prior to the Option Exercise Date, BGL shall be entitled, through its employees and authorized representatives, to continue its investigation of the Lease Area (including any technical information relating to the Lease Area) and the other assets, properties, business and operations of PGR and to continue its examination of the books, records and financial condition of PGR, and for this purpose shall have the right to enter the Lease Area. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and PGR and its directors, officers and employees shall cooperate fully therein.

8.3 BUESICHEM

From the date hereof until the Closing Date, BGL shall, subject to any required governmental approvals, have the sole and exclusive working right at its sole cost and risk to enter on and conduct mining operations, on that portion of the Property that is known in Ghana as the Buesichem area (the "Buesichem Area"), the boundaries of which are delineated in red on the plan of the Property attached hereto as Exhibit B to Schedule C, as BGL in its sole and absolute discretion may decide. BGL shall have quiet and exclusive possession of the Buesichem Area from the date of this Agreement until the Closing Date, with, subject to any required governmental approvals, full power and authority to BGL, its servants, agents, workers or contractors, to carry on mining operations in such manner as BGL in its sole and absolute discretion may determine, including the right to erect, bring and install within the Buesichem Area all buildings, plant, machinery, equipment, tools, appliances or supplies as BGL shall deem necessary and proper to prepare the Buesichem Area for mining immediately after the Closing, and the right to remove from the Buesichem Area reasonable quantities of rocks, ores and minerals and to transport them for the purposes of sampling, metallurgical testing and assaying. All mining operations conducted by BGL shall be in accordance with good exploration, development and mining practices recognized in Ghana, and in compliance with the terms of the PGR Lease or any successor or other mineral right then in effect and all applicable laws. In the event that this agreement is terminated for any reason whatsoever prior to the Closing Date, BGL's liability to rehabilitate the Buesichem Area shall be limited to its own activity and any undertakings made in the application for the required governmental approvals. In the event that the termination was for any reason other than a default or breach of the agreement by BGL, then BGL shall make no payment to PGR in respect of any gold mined from the Buesichem area prior to the Closing Date.

8.4 SIGNPOSTING

PGR shall put up signposts (to be provided by BGL) within the Prestea Mining Area, to put on notice any third party, that, as provided for by PNDCL 153, farming and building are not permitted within the Prestea Mining Area, other than with the permission of the lease holder. PGR shall regularly consult with BGL on the actions to be taken within the Prestea Mining Area, including the number and nature of the signposts that are customarily required in Ghana to prevent squatters and other third parties from invading the Prestea Mining Area.

PGR shall, at the Closing Date, provide BGL with the details of any farming, building or small scale mining on the Prestea Mining Area, that has been authorized by PGR during the period from January 1, 1999 through the Closing Date. From the Closing Date, PGR shall not authorize any further farming, building or small-scale mining on the Prestea Mining Area, other than as provided for in the Joint Operating Agreement.

8.5 SHAREHOLDER APPROVAL

PGR shall submit this Agreement and the transactions contemplated hereby to its shareholders on terms whereby the board of directors shall recommend to the shareholders that this Agreement and the transactions contemplated hereby be approved, pursuant to the laws of Ghana. Notice of the approval of the PGR shareholders contemplated in this clause shall be communicated to BGL in writing. PGR shall provide to BGL written evidence of shareholder approval substantially in the form attached as Schedule K.

8.6 NO SOLICITING

PGR shall not, nor shall it permit, any of its subsidiaries or any officer, director, employee or any investment banker, attorney, accountant or other agent retained by PGR or any of its subsidiaries to, initiate or solicit, directly or indirectly, inquiries or the making of any proposal with respect to, or engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any person relating to, any acquisition, business combination or purchase of all or any significant portion of the assets (including the PGR Lease and the Property) of, or any equity interest in, PGR or its subsidiaries, or otherwise facilitate any effort or attempt to do or seek any of the foregoing. PGR shall notify BGL immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are initiated or continued with, PGR.

8.7 COVENANTS

After the Closing Date and until the Option Closing Date, PGR shall not, without the prior written consent of BGL:

        (a) accept any investment in any form whatsoever (including in the form of stock purchases or loans) by its then employees, directly or indirectly, in PGR or in the underground mining operations conducted within the Property;

        (b) issue any securities;

        (c) sell, transfer, convey or assign any assets having a value of more than $5,000 on an individual basis or $25,000 in the aggregate;

        (d) incur any debts outside of the ordinary course of business or in excess of $25,000;

        (e) give, or become a party to or bound by, any guarantee of indebtedness or other obligations of third parties or any other commitment by which PGR may become responsible for such indebtedness or other obligations;

        (f) enter into any new contracts, agreements, leases, obligations, or commitments which are not terminable on 30 days notice without penalty.

8.8 REORGANIZATION

PGR shall use its best commercial efforts to restructure its shareholder holdings so that BGL will be able to exercise the Option, in accordance with its terms, not later than the Option Exercise Date.

8.9 SCOPING STUDY

Subject to the Option being exercised in accordance with its terms, PGR shall prepare and complete the Scoping Study using the $500,000 of funding provided by the investment by the Investors and/or BGL/GMWU from the subscription for the 10% of the BGL equity, to compile , under BGL's supervision, all the past underground mining records and plans with respect to the Property as the first phase prior to a decision to commence a more detailed feasibility study to assess the longer term potential for a new underground mining development within the Property.

8.10 PUBLIC RELATIONS

BGL and PGR shall jointly cooperate with Barnex and GMWU to communicate with and sensitize the local leaders and opinion makers to the benefits to the local community of the transactions contemplated hereby. BGL and PGR shall jointly issue a written release to the local press explaining the benefits to the local community at Prestea of the transactions contemplated hereby.

8.11 PGR BOARD REPRESENTATIVE

For the duration of the period commencing with the Closing Date and ending on the Option Closing Date, BGL shall be entitled to nominate one member of PGR's board of directors.

8.12 RIGHT OF SET-OFF

        (a) BGL shall have the right to deduct from any monies payable to PGR pursuant to Section 5 (b) and Section 6.2 (a) and (b) the sum of any amounts owing to BGL and its affiliates by PGR at the respective payment dates (unless and to the extent that the parties have agreed to rescheduled payment dates).

        (b) BGL may deliver to PGR at the Closing Date up to $500,000 of working capital and spare parts items from the list itemized in Schedule J. The value of the working capital and spare parts delivered shall be deducted from the monies payable to PGR on the Closing Date pursuant to Section 5 (b).

                                    SECTION 9

                              CONDITIONS PRECEDENT

9.1 CONDITIONS PRECEDENT TO BGL'S OBLIGATIONS AT CLOSING

BGL's obligation to enter into and complete the Closing and, to the extent applicable, complete its exercise of the Option on the Option Closing Date shall be subject, at its option, to the fulfillment of the following conditions (any of which may be waived in whole or in part by BGL):

        (a) all permits and approvals (including, without limitation, the approval of the Government, the approval of the shareholders of PGR and any applicable regulatory and stock exchange approvals), required for the Closing (which term shall be deemed to mean and refer to the closing provided for on the Closing Date or the closing provided for on the Option Closing Date as the context requires) shall have been obtained;

        (b) PGR shall have set up the Restricted Account as contemplated in
            Section 5(a);

        (c) the representations and warranties of PGR contained in this Agreement being true and correct on the Closing Date (which term shall be deemed to mean and refer to the Closing Date or the Option Closing Date as the context requires);

        (d) there being no material change in the business, affairs or financial condition of PGR between the date of this Agreement and the Closing Date; the understanding of the parties of the total liabilities and obligations of PGR as at the date of signing of this Agreement being appended as Schedule F;

        (e) receipt of a legal opinion from Ghanaian counsel to PGR dated the Closing Date, together with any required confirmations by the Government substantially in the form attached as Schedule J;

        (f) all consents, permits and approvals from parties to any contracts or other agreements with PGR that may be required in connection with the performance by PGR of its obligations under this Agreement as at the Closing Date shall have been obtained;

        (g) as at the Closing Date, no action, suit, or proceeding involving PGR shall have been instituted before any court or governmental or regulatory body, or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages or a discovery order in connection with such transactions, or that has or may have a materially adverse effect on the assets, prospects or financial position of PGR;

        (h) all of the covenants and obligations that PGR is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively) and each of these covenants (considered individually), shall have been performed or complied with in any and all respects;

        (i) BGL and its advisors shall have been provided full access to PGR's accounting and other records, and its personnel, for the purpose of completing a due diligence review of PGR's financial situation at the Closing Date.

        (j) the PGR directors and shareholders shall undertake, prior to the Option Exercise Date, in accordance with Section 134 of the Companies Code, to remove its present auditors and to appoint PricewaterhouseCoopers, or such other international firm of accountants agreed in writing by the parties, as auditors to PGR in their place, unless BGL determines, acting reasonably, that PGR's present auditors are recognized internationally as having equivalent stature to PricewaterhouseCoopers;

        (k) the Government shall have transferred the Prestea Assets for nominal consideration to PGR;

        (l) PGR shall have executed and delivered the transfers and other documents required to comply with the requirements of clauses (b) and (c) of Section 7.1;

        (m) the Government shall have agreed, in form and substance satisfactory to BGL in its sole and absolute discretion, to indemnify PGR and its shareholders from and against any and all liabilities and obligations incurred on or before the Closing Date with respect to the Lease Area and any and all pre-existing liabilities and obligations at the Closing Date, other than operating losses;

        (n) the Government shall have agreed, in form and substance satisfactory to BGL in its sole and absolute discretion, to indemnify PGR and its shareholders for a period of five years from the Closing Date from and against any and all liabilities with respect to the Lease Area that may not currently comply with BGL's and GSR's internal standards or to the relevant Ghanaian laws and regulations, it being agreed that, during such period, PGR will endeavour through a process of continuous improvement to achieve conformance to the relevant standards, laws and regulations;

        (o) The Government shall have granted an Environmental Permit to BGL approving the commencement of mining activities from the area known generally as Buesichem, or waived in writing, in form and substance satisfactory to BGL in its sole and absolute discretion, the application of any and all environmental assessment requirements of any applicable environmental law of Ghana.

        (p) the Volta River Authority shall confirm the existence of a pending lawsuit against PGR but shall not have instituted any new lawsuit for the recovery of outstanding electricity charges and will have agreed in writing, in form and substance satisfactory to BGL in its sole and absolute discretion, to relocate at BGL's cost the power lines located on a portion of the Lease Area known as the "Plant/North deposit" to a location acceptable to BGL in its sole and entire discretion;

        (q) The Electricity Company of Ghana, the Volta River Authority and/or the Government shall have agreed, in form and substance satisfactory to BGL in its sole and absolute discretion, to make the power supply of any mine located within the Lease Area independent from the power supply of the town of Prestea;

        (r) PGR shall have perfected, to the satisfaction of BGL at its sole and absolute discretion, all matters with respect to its formation; annual returns, reports and filings to Government; audited financial statements; and shareholder structure; and

        (s) BGL and PGR shall have entered into a non-competition agreement pursuant to which PGR shall agree not to compete with BGL with respect to the acquisition, directly or indirectly, of any interest in Prestea Sankofa, or in that certain mining lease granted on May 12, 1994, by the Government to Prestea Sankofa or any other rights of Prestea Sankofa with respect to the Property.

9.2 CONDITIONS PRECEDENT TO PGR'S OBLIGATIONS AT CLOSING

PGR's obligation to enter into and complete the Closing and, to the extent applicable, complete its exercise of the Option on the Option Closing Date shall be subject, at its option, to the fulfillment of the following conditions (any of which may be waived in whole or in part by PGR):

        (a) All permits and approvals (including, without limitation, the approval of the Government, the approval of the shareholders of PGR and any applicable regulatory and stock exchange approvals), required for the Closing (which term shall be deemed to mean and refer to the closing provided for on the Closing Date or the closing provided for on the Option Closing Date as the context requires) shall have been obtained.

        (b) The representations and warranties of BGL contained in this Agreement being true and correct on the Closing Date (which term shall be deemed to mean and refer to the Closing Date or the Option Closing Date as the context requires); and

        (c) All of the covenants and obligations that PGR is required to perform or to comply with pursuant to this Agreement at or prior to the Closing Date (considered collectively) and each of these covenants (considered individually), shall have been performed or complied with in any and all respects.

                                   SECTION 10

                                     GENERAL

10.1 PUBLIC ANNOUNCEMENTS

Except as and to the extent required by applicable law or stock exchange rules and regulations, without the prior written consent of the other party, neither party will, and each will direct its representatives not to make, directly or indirectly, any public comment, statement or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of any discussions regarding, a possible transaction between the parties or any of the terms, conditions or other aspects of the transactions provided for in this Agreement. If a party is required by applicable law or stock exchange rules and regulations to make any such disclosure, it must provide the other party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made as well as a reasonable opportunity to comment on such disclosure. It is however understood and agreed by the parties that, notwithstanding anything to the contrary herein, this transaction will be material to GSR and therefore in accordance with its stock exchange rules and regulations will have to be released. GSR will allow BGL and PGR a reasonable amount of time to review and comment on the content of the release.

10.2 ASSIGNMENT

BGL may assign in whole or in part its rights and obligations under this Agreement to any of its affiliates that are ultimately controlled by GSR. In such event, BGL will remain liable for all its obligations under this Agreement after such assignment as if such assignment had not taken place. Except as provided herein, neither BGL nor PGR may assign any of their rights or obligations hereunder without the prior written consent of the other party, which consent may not be unreasonably withheld.

10.3 APPROVALS

PGR shall use its reasonable commercial efforts to (i) assist BGL in obtaining the approval of any third party to any of the transactions contemplated in this agreement, and the consent of the Government to this Agreement, and (ii) cause the conditions in Section 9 to be satisfied on or before the Closing Date and the Option Closing Date, respectively.

10.4 PROGRESS UPDATES

The parties shall at all times keep each other informed of all its efforts in the implementation of its obligations hereunder.

10.5 TERMINATION

This Agreement may be terminated by notice given at or prior to the Closing
Date:

        (a) by either party if the other has committed a material breach of any provision of this Agreement and such breach has not been waived;

        (b) by BGL if any of the conditions precedent to its obligation to complete the Closing has not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible and BGL has not waived such condition on or before the Closing Date;

        (c) by mutual consent;

        (d) by either party, if the other, or its controlling shareholder, becomes insolvent, bankrupted, files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, or winding-up, makes a general assignment for the benefits of its creditors, or admits in writing its inability to pay its debts as they become due;

        (e) by either party, if the Closing has not occurred (other than through the failure of the party seeking to terminate to comply fully with its obligations) on or before the Closing Date; and

        (f) by BGL in the event that the written approvals by PGR's directors and shareholders, in the form provided for in Schedule K, shall not have been provided to BGL by 5:00 PM on the fifth business day following the date of the execution of this Agreement.

10.6 REMEDIES

Each party's right of termination is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated, all further obligations and liabilities of the parties under this Agreement will terminate, save and except as may be otherwise specified in this Agreement; provided, however, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with this obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

10.7 COSTS

Each party will be responsible for and bear all of its own costs and expenses (including, without limitation, any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with pursuing, negotiating and consummating the transactions contemplated hereby. Each party will indemnify, defend and hold harmless the other against the claims of any brokers or finders claiming by, through or under the indemnifying party.

10.8 PGR INDEMNITY

PGR hereby agrees to indemnify, save and hold harmless BGL, its employees, agents, representatives and shareholders, from and against any and all losses, costs, damages, claims and expenses of any kind, including, without limitation, attorneys' fees and expenses, relating to or arising out of any failure by it to perform its obligations hereunder. This provision shall survive any termination of this Agreement.

10.9 NOTICES

All notices and communications which may be or are required to be given by either party to the other shall be in writing and hand-delivered, sent by fax or sent by internationally recognized air-courier (such as Federal Express or DHL) to the parties, at their following respective addresses, and shall be effective upon receipt:

(a)     If to Bogoso Gold Limited:

        32 Akosombo Road,
        Airport Residential Area,
        PO Box 16075, Airport,
        Accra
        GHANA
        Fax. +233 21 777700
        Attention:  Managing Director

        With a copy to:
        Golden Star Resources Ltd.
        10579 Bradford Road, Suite 103
        Littleton, Colorado  80127-4247
        USA
        Fax. (303) 830-9094

        Attention:  President

(b)     If to Prestea Gold Resources Limited:

        PO Box 701,
        Accra

        GHANA

        Fax: 021 665563
        Attention: Chairman

10.10 GOVERNING LAW

The formation, interpretation, and performance of this Agreement shall be governed by the laws of the Republic of Ghana.

Any terms or agreements herein which by their nature may or must be performed or occur after termination of this Agreement shall survive such termination.

10.11 DISPUTE RESOLUTION

Any dispute, controversy or claim arising under or in connection with this Agreement, and which cannot be resolved within 60 days of good faith negotiations between the parties, shall be settled by arbitration in accordance with this Section.

Matters subject to arbitration shall be settled by arbitration in accordance with the rules and regulations of the London Court of International Arbitration in effect on the date of this Agreement, which are hereby incorporated by reference into this clause. The place of arbitration shall be London, England, or such other location agreed upon by the parties. The language of the arbitration shall be English. The arbitration shall be the sole and exclusive forum for resolution of the dispute or controversy and the award shall be final and binding. Any court having jurisdiction may enter judgement thereon.

A party may demand arbitration by delivering a written notice thereof to the other party setting forth a complete, concise statement of the issue(s) in dispute, the amount involved and the remedy requested. The arbitrators shall render a written decision within six months after having been appointed.

Notwithstanding anything herein, the arbitral panel shall have the power to decide any dispute ex aequo et bono, with the objective of deciding such matters fully in accordance with the intent of the parties as indicated by this Agreement. The arbitrator(s) shall have the right to award or include in their award any relief which they deem proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief and legal fees and costs in accordance with this Section; provided, however, that the arbitrator(s) shall not have the authority to award exemplary, punitive, consequential or special damages, and each party shall be limited to the recovery of any actual damages sustained by it.

The number of arbitrators shall be three. One arbitrator shall be nominated by each of the parties and shall then agree on the appointment of a third arbitrator, who shall be disinterested in the dispute and shall have no connection with any party. All of the arbitrators shall be persons having experience in the minerals industry. Unless the three arbitrators have been appointed within 30 days after the date on which either party requests the settlement of any dispute by arbitration pursuant to this Section, the London Court of International Arbitration shall appoint the three arbitrators referred to above. The appointing authority may appoint from among nationals of any country, whether or not a Party is a national of that country.

10.12 ENTIRE AGREEMENT

This sets forth the entire agreement between the parties and supersedes all prior understandings and communications between the parties or any of them, oral or written. This Agreement shall inure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns. The parties shall, without further consideration, from time to time execute and deliver further instruments and assurances as may be reasonably required to carry out the terms and intent of this Agreement.

10.13 INVALIDITY

In case any one or more of the provisions of this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and other application thereof will not in any way be affected or impaired thereby.

10.14 COUNTERPARTS

This Agreement may be executed in separate counterparts, each of which shall be deemed to be an original but all of which, taken together, shall constitute one and the same instruments.

10.15 NO THIRD PARTY BENEFITS

Nothing contained in this Agreement shall confer any rights upon any person who, or entity which, is not a party or assignee of a party to this Agreement.

In witness whereof the parties have executed this Agreement as of the date first above written

                                            BOGOSO GOLD LIMITED

                                            By:
                                               ---------------------------------
                                               Name: Peter Bradford
                                               Title: Chairman


                                            By:
                                               ---------------------------------
                                               Name:  Richard Gray
                                               Title: Managing Director


                                            PRESTEA GOLD RESOURCES LIMITED

                                            By:
                                               ---------------------------------
                                               Name: Robert Cole
                                               Title: Chairman


                                               By:
                                               ---------------------------------
                                               Name: Jerome Essilfie
                                               Title: Mine Manager

                                   SCHEDULE A

               INFRASTRUCTURE MITIGATION PLAN -- INTERIM AGREEMENT

The following list identifies all infrastructure belonging to, used by or to be acquired by PGR within the initial areas to be subject to surface mining south of the Ankobra river. These areas include the proposed excavation area and a surface mining buffer zone (the "Buffer Zone"). For the avoidance of doubt there is no infrastructure belonging to, used by or to be acquired by PGR north of the Ankobra River.

Generally, most infrastructure within the area to actually be excavated would need to be relocated, although it may be possible to mine around some installations, ie dewatering and ventilation raises.

Generally, most infrastructure within the Buffer Zone would be safe to remain in place, but this has been considered on a case by case basis. It is proposed that the majority of mine infrastructure within the Buffer Zone not be relocated except for buildings for which the main purpose is for accommodation or recreation. It is proposed that the majority of non-mine infrastructure within the Buffer Zone be relocated. A significant exception would be the VRA substation.

PLANT NORTH AREA

--------- -------------------- ----------------------------- -------- --------------------------------
 ITEM       INFRASTRUCTURE                 USE                 ZONE             MITIGATION
--------- -------------------- ----------------------------- -------- --------------------------------
1.        Ankobra Shaft        Downcast & future                -     Not affected by open pits
                               dewatering from L6
--------- -------------------- ----------------------------- -------- --------------------------------
2.        North Shaft          Downcast & future fill           *      -  Current pit design leaves
                               reclaim from L2-11                         shaft intact. Geotechnical
                                                                          confirmation required.

                                                                       -  Ventilation regime
                                                                          unaffected through use of
                                                                          appropriate barricades

                                                                       -  Drainage into u/g to be
                                                                          controlled through seals
                                                                          below open pit workings
                                                                          and a sump on Level 6
--------- -------------------- ----------------------------- -------- --------------------------------
3.        Power Compressor     Two compressors, need            *     Relocation agreed -- new site
          House                replacement                            identified] and new structure
                                                                      designed and costed.
                                                                      Outstanding issue is sizing of
                                                                      water cooling tanks, and
                                                                      adequate power supply.
--------- -------------------- ----------------------------- -------- --------------------------------
4.        Sankofa Plant-site   Active                          [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
5.        Sankofa Tailings     Active containment dam          [ ]    Not affected by open pits
          Dam
--------- -------------------- ----------------------------- -------- --------------------------------
6.        Prestea Tailings     Active valley fill              [ ]    Not affected by open pits. PGR
          Dam                                                         to acquire pumps to enable PGR
                                                                      tails to be pumped to an
                                                                      approved tailings
--------- -------------------- ----------------------------- -------- --------------------------------

--------- -------------------- ----------------------------- -------- --------------------------------
                                                                      storage.
--------- -------------------- ----------------------------- -------- --------------------------------
7.        Apantoo Shaft.       Not in use -- caved in          */-    Not material to u/g operation.
                                                                      Will be mined out by open pit.
--------- -------------------- ----------------------------- -------- --------------------------------
8.        Plant Mill           Active                           *     Investigate further
--------- -------------------- ----------------------------- -------- --------------------------------
9.        Prestea Shaft.       Not in use -- caved in           -     Not material to u/g operation.
                                                                      Currently falls outside of the
                                                                      pit perimeter
--------- -------------------- ----------------------------- -------- --------------------------------
10.       Workshops & Stores   Active                           *     Relocation agreed -- suitable
                                                                      site identified at Central
                                                                      Shaft, but still discussion
                                                                      regarding dimensions.
--------- -------------------- ----------------------------- -------- --------------------------------
11.       Slime Sub Station    Active -Main PGR substation     [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
12.       Club House (Senior   Active                           -     Relocation agreed -- potential
          Staff)                                                      site identified.
--------- -------------------- ----------------------------- -------- --------------------------------
13.       Transport Yard       Vehicle compound and             *     Relocation agreed
                               maintenance
--------- -------------------- ----------------------------- -------- --------------------------------
14.       Ropeway Hauling      Active                          *-     Replace following final
          System                                                      decision on PGR process plant
--------- -------------------- ----------------------------- -------- --------------------------------
15.       Security Barracks    Occupied                        [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
16.       Mine Office          Active                           -     Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
17.       Provision Stores     Active                          [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
18.       Cold Store           Active                          [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
19.       Central Shaft        Men & material, 2                -     Not affected by open pits
                               compartment, 30ktpm
--------- -------------------- ----------------------------- -------- --------------------------------
20.       "Job 600" Sub        Power to township & Bondaye      -      Not affected by open pits
          Station
--------- -------------------- ----------------------------- -------- --------------------------------
21.       Residential Areas    Occupied                       *-[ ]   Some buildings may need
          for PGR                                                     relocation, others unaffected
                                                                      by the open pits.
--------- -------------------- ----------------------------- -------- --------------------------------
22.       Magazine             Active (below ground)           [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
23.       Magazine area        Active                          [ ]    Not affected by open pits
          substation
--------- -------------------- ----------------------------- -------- --------------------------------
24.       Main Bore Hole       Process & potable water (3      */-    Not affected by open pits
          Pump House           pumps)
--------- -------------------- ----------------------------- -------- --------------------------------

BETA BOUNDARY AREA

--------- -------------------- ----------------------------- -------- --------------------------------
ITEM      INFRASTRUCTURE       USE                           ZONE     MITIGATION
--------- -------------------- ----------------------------- -------- --------------------------------
25.       South Waste Shaft    Upcast (Main)                   [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
26.       Alpha Shaft          Downcast & future ore            -     Not affected by open pits
                               transport
--------- -------------------- ----------------------------- -------- --------------------------------
27.       Jnr Staff            Occupied                        [ ]    Not affected by open pits
          Residential Area
--------- -------------------- ----------------------------- -------- --------------------------------
28.       Anfarga township     Occupied                        [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
29.       Nakaba Township      Occupied                         -     Investigate further
--------- -------------------- ----------------------------- -------- --------------------------------
30.       Gamma Shaft          Not in use, future ore           *     Investigate further
                               transport
--------- -------------------- ----------------------------- -------- --------------------------------
31.       Beta Shaft           Not in use, collapsed            *     Investigate further
--------- -------------------- ----------------------------- -------- --------------------------------
32.       International        Active                           -     Investigate further
          School
--------- -------------------- ----------------------------- -------- --------------------------------

--------- -------------------- ----------------------------- -------- --------------------------------
33.       Wooden bungalows     Occupied                         -     Provide alternative bungalows
--------- -------------------- ----------------------------- -------- --------------------------------
34.       Boundary Shaft       Downcast                         *     Investigate further
--------- -------------------- ----------------------------- -------- --------------------------------
35.       Domestic Pump        Township water from river        -     Replace for goodwill
          Houses               and sumps
--------- -------------------- ----------------------------- -------- --------------------------------
36.       Junior Staff         Occupied                        [ ]    Not affected by open pits
          Quarters (Abrow
          Gari)
--------- -------------------- ----------------------------- -------- --------------------------------
37.       Ekotokroo Shaft      Upcast (Main)                    -     Investigate further
--------- -------------------- ----------------------------- -------- --------------------------------
38.       Magazine             Active, below ground            [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
39.       Main Shaft           Men & material, 2               [ ]    Not affected by open pits
                               compartment, capacity?
--------- -------------------- ----------------------------- -------- --------------------------------
40.       Main Shaft           Active                          [ ]    Not affected by open pits
          Substation & Stores
--------- -------------------- ----------------------------- -------- --------------------------------
41.       Bondaye              Occupied                        [ ]    Not affected by open pits
          Residential Areas
--------- -------------------- ----------------------------- -------- --------------------------------
42.       New Boundary Shaft   Not in use                      [ ]    Not affected by open pits
          (Prestea)
--------- -------------------- ----------------------------- -------- --------------------------------
43.       Tuapim Shaft         Not in use, future ore          [ ]    Not affected by open pits
                               transport
--------- -------------------- ----------------------------- -------- --------------------------------
44.       A.D.C.@ Central      Downcast (Main)                 [ ]    Not affected by open pits
          Shaft
--------- -------------------- ----------------------------- -------- --------------------------------
45.       Bondaye North Shaft  Downcast                         -     Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------
46.       "A" Compound'        Occupied                        [ ]    Not affected by open pits
--------- -------------------- ----------------------------- -------- --------------------------------

NOTES:

"Downcast" means downcast ventilation,
"Upcast" means upcast ventilation.

*    Inside Pit
-    Inside Buffer Area
[ ]  Outside Buffer Area

NON-MINE INFRASTRUCTURE

The following list identifies the non-mine infrastructure that may be impacted by surface mining activities and sets out BGL's proposed mitigation action. PGR hereby confirms its agreement with the proposed mitigation measures, and its irrevocable undertaking to (i) support such measures, and (ii) to assist BGL to negotiate the mitigation measures with the relevant authorities and companies and to implement such measures.:

-------- ----------------------- ---------------------------- --------- -----------------------
 ITEM        INFRASTRUCTURE                 OWNER              ZONE      POSSIBLE MITIGATION
-------- ----------------------- ---------------------------- --------- -----------------------
1.       VRA High Tension Lines  VRA                           *-[ ]    Relocate
-------- ----------------------- ---------------------------- --------- -----------------------
2.       Railway Lines           Ghana Railways                *-[ ]    Check future use
-------- ----------------------- ---------------------------- --------- -----------------------
3.       V.R.A Substation        VRA                            [ ]     Not affected by open
                                                                        pits but add flyrock
                                                                        protection
-------- ----------------------- ---------------------------- --------- -----------------------
4.       Performance             Private company                */-     Relocate
         Laboratories
-------- ----------------------- ---------------------------- --------- -----------------------
5.       Filling Station         Private company                 -      Relocate
         (Shell)
-------- ----------------------- ---------------------------- --------- -----------------------
6.       Police Station          Ghana police                  -/[ ]    Not affected by open
                                                                        pits but check
-------- ----------------------- ---------------------------- --------- -----------------------

-------- ----------------------- ---------------------------- --------- -----------------------
         Post Office             Ghana Post                    -/[ ]    Not affected by open
7.                                                                      pits but check
-------- ----------------------- ---------------------------- --------- -----------------------
8.       Hospital                Government                     [ ]     Not affected by open
                                                                        pits
-------- ----------------------- ---------------------------- --------- -----------------------
9.       Fire Services           National Fire Service          [ ]     Not affected by open
                                                                        pits
-------- ----------------------- ---------------------------- --------- -----------------------
10.      Labour Office           Dept of Labour                -/[ ]    Not affected by open
                                                                        pits but check
-------- ----------------------- ---------------------------- --------- -----------------------
11.      Residential Areas for   Government                    -/[ ]    Investigate
         Hospital
-------- ----------------------- ---------------------------- --------- -----------------------
12.      Residential Area for    Private company                [ ]     Not affected by open
         Bank Staffs                                                    pits
-------- ----------------------- ---------------------------- --------- -----------------------
13.      Court and Nurses        Government                    -/[ ]    Investigate
         quarters
-------- ----------------------- ---------------------------- --------- -----------------------
14.      Anfarga township        Public                         [ ]     Not affected by open
                                                                        pits
-------- ----------------------- ---------------------------- --------- -----------------------
15.      Nakaba Township         Public                        -/[ ]    Investigate
-------- ----------------------- ---------------------------- --------- -----------------------

In addition to the specific infrastructure items detailed above, the various roads and services (power, water, sewage, telephone etc) within the surface mining envelope may be affected to various degrees and may need relocation or replacement.

                                   SCHEDULE B

                            JOINT OPERATING AGREEMENT

1. PARTIES

        - Bogoso Gold Limited

        - Prestea Gold Resources Limited

2. DEFINITION AND INTERPRETATION

"AFFILIATE" means any legal entity, wherever incorporated or constituted, which directly or indirectly controls, is controlled by, or is under common control with a Party and, for this purpose, "control" means the ownership of or right to exercise control of more then fifty percent (50%) of the voting rights at a general meeting of shareholders or other equivalent constitutional meeting and, through such ownership or right, to elect at least a majority of the Board or other persons with substantially equivalent power to manage and direct the affairs of such legal entity.

"AGREEMENT" means this joint operating agreement and all schedules and instruments in amendment or confirmation of it; "hereof', "hereto", and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

"BGL" means Bogoso Gold Limited, registration no. 29,939, a company incorporated according to the laws of the Republic of Ghana.

"BGL LEASE" means the lease dated June 29, 2001 whereby BGL was granted mineral rights in the Lease Area for gold and other associated mineral substances lying and being under the surface to a vertical depth of 150 metres below sea level.

"BUSINESS DAY" means any day other than a Saturday, Sunday or official public holiday in the city of Accra, Ghana or in the city of Denver, U.S.A.

"CHIEF INSPECTOR OF MINES" means the chief inspector of mines appointed from time to time by the Minister in accordance with the Minerals and Mining Law, 1986, as amended.

"Control" means (i) in relation to a Person that is a corporation or company, the ownership, directly or indirectly, together with Associates and Affiliates, of Voting Securities of such Person carrying more than 50% of the voting rights attaching to all Voting Securities of the corporation or company and which are sufficient, if exercised, to elect a majority of its board of directors; (ii) in relation to a Person that is a partnership, limited partnership, business trust or other similar entity, the ownership, directly or indirectly, together with Associates and Affiliates, of Voting Securities entitling such holders to exercise control and direction over the activities of such entity; and (iii) in relation to a Person that is a family trust or other similar entity, trusteeships or ownership, directly or indirectly, of legal or beneficial interests entitling the holders thereof to exercise control and direction over the activities of such Person "Controls" and "Controlled" shall have similar meanings.

"DOLLARS" OR "$" means the currency which is, from time to time, legal tender for the payment of all private and public debts in the United States of America.

"EFFECTIVE DATE" means _________ 2001.

"FINANCIAL YEAR" means a period of twelve (12) months ending on December 31 or such other date as may be determined by the Parties from time to time.

"FORCE MAJEURE" means any cause, whether foreseeable or unforeseeable, beyond a party's reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of such party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sinkholes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment; contractor' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing.

"GOVERNMENT" means the duly constituted government of the Republic of Ghana or any political subdivision thereof, as recognized from time to time by the United States of America, whether federal, state, local or foreign, or any judicial body, agency or instrumentality of any such government or political subdivision.

"GMWU" means Ghana Mineworkers Union of the TUC (Ghana).

"LEASE AREA" means the area described in Schedule A with respect to which PGR has an underground mining lease and BGL has a surface mining lease as provided in the PGR Lease and the BGL Lease, respectively.

"MANAGEMENT AGREEMENT" means the management agreement between BGL and PGR dated _____________, 2001.

"MANAGEMENT COMMITTEE" means the management committee as described in Section 4.

"PARTIES" means, collectively, BGL and PGR and "Party" means any one of them.

"PERSON" means an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental entity or other entity or other entity, and pronouns have a similarly extended meaning.

"PGR" means Prestea Gold Resources Limited a company incorporated according to the laws of the Republic of Ghana.

"PGR LEASE" means the lease dated June 29, 2001 whereby PGR was granted mineral rights in the Lease Area for gold and other associated mineral substances lying and being under the surface below a vertical depth of 150 metres below sea level.

"SHAREHOLDERS AGREEMENT" means the shareholders agreement relating to PGR between BGL, GMWU, the Investors, BGL on behalf of the Trust and Government dated _______________, 2001.

"THIS AGREEMENT" means this agreement together with the schedules and annexures hereto.

INTERPRETATION

- Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

- The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

- Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective only to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

- This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

- This Agreement may only be amended, modified or supplemented by a written agreement signed by all of the Parties.

- No waiver of any of the provisions of this Agreement by any Party shall be deemed to constitute a waiver of such provision by any other Party or a waiver by such Party of any other provision, (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing duly executed by the Party to be bound thereby.

- Where the word "including" or "includes" is used in this Agreement it means "including (or includes) and without limitation".

- Any references herein to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as enacted at the date hereof as such law, by-law, rule, regulation, order of or act may be amended, re-enacted or superseded from time to time.

- In this Agreement, unless the context otherwise requires, any reference to a transfer of securities, Shares or Voting Securities of a Person shall include any agreement, arrangement or understanding by which legal title to or beneficial ownership of such securities passes from one Person to another Person, or to the same Person in a different legal capacity, whether or not for value, and a transfer shall include any sale, assignment, gift, exchange or conversion of such securities, or the granting of any security interest, lien, pledge, mortgage, hypothecation or charge in or to such securities.

3. SCOPE OF AGREEMENT

- This Agreement sets out the protocols and procedures to be observed by BGL and PGR in the day-to-day operations of the surface and underground mining operations on the Lease Area. The Agreement shall include, but not be limited to, safety, communication between the parties, access, disturbances, mitigation of disturbances, air and water ingress to the underground mine from the surface excavations, blasting operations, notification of blasting operations, survey and notification of underground openings, community relations, confidentiality, statements to the media, joint emergency response, security operations, etc.

- The Agreement does not constitute a commercial arrangement between the Parties and only deals with how the Parties will cooperate to ensure that their individual operations and activities on the Lease Area will have minimal impact on the operations and activities of the other Party.

4. CONSULTATION AND COOPERATION

-   The Parties will form a Management Committee.

- The Management Committee shall be comprised of an equal number of members, but no more than ten (10), from BGL and PGR.

- The Chairmanship of the Management Committee shall alternate between BGL and PGR. BGL shall chair the first meeting, then PGR shall chair the second meeting and so on.

- The Management Committee shall meet as often as required but at least monthly.

- The Management Committee will consider and decide on issues that affect the operations and activities of both BGL and PGR.

-   Issues will be decided by mutual agreement between the parties.

- Undecided or unresolved issues will be deferred for further investigation by the Parties and consideration by the Management Committee.

- Any unresolved issue or disputed issue will be resolved by arbitration as set out in Clause 8.

- Minutes of all meetings of the Management Committee shall be recorded and then approved by the Parties at the next meeting of the Management Committee.

5. MINING PLANS

- The Parties shall provide documented mining plans and schedules for each Financial Year to the other Party no later than 30 days prior to the commencement of the Financial Year.

- The Parties shall provide a detailed mining plan and schedule to the other Party for each Month no later than seven days prior to the commencement of each Month.

- No Party shall not deviate from any published mining plan or schedule without first having given the other Party ten days notice of its intentions to do so.

- No Party shall conduct any mining operations or activities within 20 metres of the 150 Metre Depth without first having presented a Feasibility Study on the activity to the other Party and the Chief Inspector of Mines, and received their written Agreement to do so.

6. SYSTEMS AND PROCEDURES

- The Parties shall establish systems and procedures to control their operations and activities.

- The systems and procedures shall deal with blast times, blast monitoring, sharing of survey information, surface mining near voids, storm water control, dewatering, surface access and control, development of infrastructure by the Parties, on the Lease Area, authorisations to third parties to work or develop infrastructure on the Lease Area.

7. DEFAULT

- A Party shall be in default under this Agreement if, at any time (a) such Party is in breach of any of its material obligations under this Agreement and which continues for seven (7) days after notice by the other Party specifying such breach; (b) bankruptcy, insolvency, etc.

8. DISPUTE RESOLUTION

- Any dispute, controversy or claim arising under or in connection with this Agreement, and which cannot be resolved within sixty (60) days of attempted negotiations between the Parties, shall be settled by arbitration in accordance with this section.

- Matters subject to arbitration shall be settled by arbitration in accordance with the rules and regulations of the London Court of International Arbitration in effect on the date of this agreement.

- The place of arbitration shall be London England or such other place as the parties may agree.

-   The language of the arbitration shall be English.

- The arbitration shall be the sole and exclusive forum for resolution of the dispute or controversy and the award shall be final and binding.

- A Party may demand arbitration by delivering a written notice thereof to the other Party setting forth a complete, concise statement of the issue(s) in dispute, the amount involved and the remedy requested.

- The arbitrators shall render a written decision within six months after having been appointed.

- Notwithstanding anything herein, the arbitral panel shall have the power to decide any dispute ex aequo et bono, with the objective of deciding such matters fully in accordance with the intent of the Parties as indicated by this Agreement.

- The arbitrators shall have the right to award or include in their award any relief which they deem proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief and legal fees and costs in accordance with this section.

- The arbitrators shall not have the authority to award exemplary, punitive, consequential or special damages and each Party shall be limited to the recovery of any actual damages sustained by it.

- The number of arbitrators shall be three. One arbitrator shall be nominated by each of the Parties and shall then agree on the appointment of a third arbitrator, who shall be disinterested in the dispute and shall have no connection with any party.

- All arbitrators shall be persons having relevant experience in the minerals industry.

- Unless the three arbitrators have been appointed within thirty (30) days after the date on which either Party requests the settlement of any dispute by arbitration pursuant to this Section, the London court of International Arbitration shall appoint the three arbitrators referred to above. The appointing authority may appoint from among nationals of any country, whether or not a Party is a national of that country.

9. GENERAL

- The interpretation and performance of the Agreement shall be governed by the laws of the Republic of Ghana.

- The Party's obligations will be suspended for the duration of a Force Majeure event.

- The Parties will be obligated to treat in confidence information about the other's business, assets and affairs disclosed to them for the purposes of the Agreement, and typical remedies will be included for breach.

- All Notices shall be in writing and may be given by being delivered or sent by facsimile or mail to the authorized address of the Parties.

10. SHAREHOLDER WARRANTIES

- Each of the Parties represents and warrants to each other that it has the capacity to enter into and perform this agreement and all the obligations contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken.

- that all of the foregoing representations and warranties will continue to be true and correct during the continuance of the Agreement.

                                   SCHEDULE C

                                   LEASE AREA

EXHIBIT A: PRESTEA MAP (Plant/North to Beta/Boundary)

EXHIBIT B: PRESTEA MAP (Buesichem Area)

EXHIBIT C: PRESTEA LEASE AREA (Area is the same for both the PGR Lease and the BGL Lease)

EXHIBIT D: VERTICAL SECTION SHOWING THE 150 METRE DEPTH

                                   SCHEDULE D

            PROFORMA LOAN AGREEMENTS WITH EACH OF GMWU AND THE TRUST

                       [LETTERHEAD OF BOGOSO GOLD LIMITED]



-, 2001
GMWU/the Trust

Dear Sirs:

                                 Loan Agreement

This letter (the "Loan Agreement") sets out the terms of a US$- loan (the "Loan") by Bogoso Gold Limited ("BGL") to - (the "Recipient") for the purpose of funding its shareholder capital contribution to Prestea Gold Resources Limited ("PGR"). The terms of the Loan are as follows:

    1. The Loan will disbursed at the Closing of a transaction between PGR and BGL pursuant to an Agreement dated November __, 2001 whereby BGL is exercising its option to purchase shares in PGR subject to the satisfaction of certain conditions precedent for its benefit.

    2.     The Loan will mature on _____________, 20__.

    3. The Loan will bear interest at such rate not in excess of ____% as BGL shall specify from time to time by notice to the Recipient.

    4. The Loan will be repaid preferentially from the first dividends, or any other proceeds whatsoever, paid to the Recipient by PGR as a distribution or return of capital on the shares held by the Recipient, including the Recipient's share of the proceeds from the winding up or sale of PGR, but will otherwise be non-recourse to the Recipient.

    5. While the Loan is outstanding, the Recipient shall not sell, assign, promise, mortgage or in anyway encumber its shareholding in PGR.

If the foregoing correctly sets forth our agreement with respect to the subject matter hereof, please so indicate by executing and returning to the undersigned an executed copy of this Loan Agreement.

                                   SCHEDULE E

                              MANAGEMENT AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT made effective as of the ____ day of _________ 200_ between BOGOSO GOLD LIMITED, a company incorporated under the laws of Ghana and having its registered office in Accra, Ghana (hereinafter called "BGL") and PRESTEA GOLD RESOURCES LIMITED, a company incorporated under the laws of Ghana and having its registered office in Accra, Ghana (hereinafter called "PGR").

WHEREAS:

A. BGL is a shareholder of PGR which has interests in a mine and mineral properties located in Ghana, Africa.

B. PGR desires BGL to provide the management services and to formalize an agreement in writing with BGL with respect to such management services.


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained in this agreement, BGL and PGR agree as follows:

1. DESCRIPTION OF MANAGEMENT SERVICES

During the term of this agreement, BGL shall furnish to PGR the following services as required and requested by PGR:

        (a) general executive services, including without limitation periodic advice and consultation to the Board of Directors and management of PGR concerning general management of the affairs of PGR;

        (b) business planning and development services, including without limitation, assistance in the economic and technical evaluation, acquisition and disposition of assets;

        (c) cash management and investment services including without limitation opening and operating appropriate accounts with banks, brokers and others providing financial and investment services;

        (d) other assistance with accounting and financial services, including without limitation general accounting assistance, aid in preparation of financial statements in accordance with Canadian generally accepted accounting principles, aid in preparation of financial reports, coordination of external audits, performance of internal audits, advising on the application of Canadian generally accepted accounting principles and financial accounting standards and financial planning and budgeting;

        (e) corporate secretary services including without limitation assistance with and the maintenance of corporate records and minutes of meetings and assistance in convening meetings of directors and shareholders;

        (f) governmental relations services including without limitation assisting in the representation of PGR to governmental and other regulatory agencies;

        (g) risk management services including without limitation risk assessment, evaluation of insurance coverage, negotiation with insurance brokers, carriers and underwriters and the processing and administration of insurance claims and including loss prevention services, health and safety advisory services and property risk management and also foreign currency hedging and commodity hedging including the sale of gold and other precious metals and gold and other precious metals derivative products in international markets including negotiating and concluding forward contracts, deferred delivery contracts and option contracts in respect of gold and other precious metals;

        (h) legal and tax services including without limitation regular and periodic advice and consultation with respect to legal and corporate income tax matters related to PGR and the preparation and filing of, and assistance with respect to, federal, provincial, state and local income, property, excise and other tax returns and reports to governmental agencies and regulatory bodies, and negotiation and review of contracts, leases and other legal documents, the management of defense and prosecution of litigation and other legal services furnished by independent counsel and the making of recommendations with respect thereto (it being understood and agreed that the fees and expenses of independent counsel shall remain the expenses of PGR);

        (i) technical geological support services including without limitation research, development and evaluation services pertaining to equipment, processes and techniques related to mining, extractive metallurgy, minerals exploration and evaluation, environmental services (including such services as are necessary or desirable to assist PGR in complying with all environmental laws and regulations applicable to mining related matters), and related health and safety matters, and also including contract negotiation and engineering, technical and financial control for engineering, design, construction and operating contracts;

        (j) human resource and staffing services including without limitation advisory and administration services relating to employee hiring, employee relations, compensation programs, employee benefit programs and personnel and industrial relations matters;

        (k) overseas procurement and logistical services including negotiation of contracts for the acquisition of equipment, supplies and services, the administration of commercial agreements including shipping, invoicing and settlements; and

        (l) such other services as may be required by PGR and which BGL is able and willing to provide including without limitation general administrative services and facilities for telecommunications, transportation coordination, data processing and records management.

2. RECORDS AND COMPENSATION

(a) DETERMINATION OF COSTS. Subject to subsection 2(f), BGL shall keep or cause to be kept complete and accurate records in accordance with Canadian generally accepted accounting principles of all costs and expenses incurred by BGL in the performance of BGL's obligations under this agreement. All such records shall be kept so as to be readily susceptible to standard auditing tests. Costs and expenses shall include without limitation all direct costs and expenses incurred by BGL in the performance of such obligations and fully allocated indirect costs and expenses, including salaries and benefits of BGL personnel providing services to BGL under this agreement, based on such reasonable policies and procedures for allocation as may be agreed on by BGL and PGR, provided that salaries and benefits of BGL personnel providing services to PGR under this agreement, other than management services referred to in subsection 2(f), shall be allocated in accordance with subsection 5(b) hereof. Without limiting the generality of the foregoing, it is acknowledged that costs shall include travel and transportation and telecommunication expenses to and from or within Canada, the United States and Ghana, third party services referred to in section 5 herein and, with respect to employees of BGL assigned to work in Ghana, the cost of all benefits paid for or to such employees including overseas allowances and premiums, home leave and vacation allowances, housing, cost of living and environmental allowances, insurance and other expenses incurred by BGL in relation to such employees.

(b) ACCESS TO RECORDS. PGR or its duly authorized representative shall have the right, at its expense, during reasonable business hours during the term of this agreement and for one year thereafter to inspect the records and accounts of BGL pertaining hereto and make such audit thereof as PGR may deem necessary. BGL and PGR may from time to time agree upon accounting procedures to eliminate unnecessary detailing of indirect and overhead costs and other matters. BGL shall have the right, at its expense, to free access during PGR's normal business hours to inspect the records and information of PGR for the purpose of calculating the compensation payable to BGL pursuant to this agreement.

(c) PERMANENTLY ASSIGNED PERSONNEL. BGL employees who are permanently assigned to work on a full-time basis for and under the direction and control of PGR shall be transferred to PGR's payroll and become employees of PGR if their employment by PGR is permitted under applicable law. PGR and BGL shall cooperate to effect any such permitted transfers.

(d) REIMBURSEMENT OF COSTS. Subject as hereinafter provided in subsections 2(e) and (f) in respect of certain costs and certain personnel, PGR agrees to reimburse BGL for all of the costs not otherwise reimbursed or compensated hereunder which BGL incurs in the performance of this agreement.

(e) PART-TIME ASSIGNMENT TO PGR. For the services of BGL employees other than management personnel referred to in subsection 2(f) that (i) work part-time on projects or assignments for PGR, or (ii) are assigned full-time on projects or assignments for PGR that are not intended to be permanent assignments, PGR shall pay BGL an amount equal to 150% of the allocated Salary Costs incurred by BGL in respect of providing the services of such employees. In addition, BGL will be entitled to reimbursement of costs, not being Salary Costs, to which it may be entitled pursuant to subsections 2(a) and 2(d).

(f) SERVICES BY BGL MANAGEMENT PERSONNEL. BGL and PGR acknowledge that it will not be practicable for the BGL management personnel who will provide periodic advice and consultation and other general executive services, to maintain detailed records of the amount of time they devote to PGR's affairs relative to BGL's affairs. Accordingly, it is agreed that BGL shall not be obliged to maintain records in respect to such personnel with respect to the amount of time they devote to PGR's affairs relative to BGL's affairs. For the services of said personnel and expenses related to such services, PGR shall pay BGL a fixed management cost/fee of U.S.$15,000 per month during the term of this agreement.

(g) SERVICE FEE ON PURCHASES. In respect of procurement and logistical services including negotiation of contracts for the purchase of equipment, goods, supplies and services (collectively "purchase contracts") made by BGL on behalf of PGR, at PGR's request, and the administration of such purchase contracts, PGR shall pay BGL a one-time fee in respect of each such purchase contract, such fee to be calculated as follows: at each calendar year end, if the aggregate purchase price paid for purchase contracts entered into in such calendar year is equal to or less than U.S.$3,000,000, BGL shall receive a fee equal to 5% of such aggregate purchase price and, if the aggregate purchase price paid for purchase contracts entered into in such calendar year is greater than U.S.$3,000,000, BGL shall receive a fee equal to 5% of U.S.$3,000,000 and 3% of the aggregate purchase price paid for purchase contracts entered into in such calendar year in excess of U.S.$3,000,000. For purposes of this subsection, "purchase price paid for purchase contracts" means the aggregate price or the value of the consideration payable by the purchaser of the equipment, goods, supplies or services, as the case may be, pursuant to the purchase contract.

(h) CONTRACT GUARANTEES. If BGL, at PGR's request, provides or has provided at any time, a financial guarantee in favor of a third party in respect of the payment by PGR of any financial obligation under any contract with a third party, BGL shall be entitled to charge a fee for each year or any portion thereof (on a pro rata basis) that the guarantee remains in effect calculated at the rate of 3% per annum on the aggregate maximum amount of the financial obligation in each year. For the purposes of this provision a year means each consecutive 12-month period during which a financial obligation is guaranteed commencing on the day that BGL's guarantee becomes effective.

(i) ANNUAL REVIEW. The provisions of subsections 2(e), (f), (g) and (h), including as to determinations of compensation criteria and categories and amounts payable thereunder, shall be subject to review and renegotiation each year in connection with the preparation of the annual budgets of the parties and the revision agreed upon between the parties shall be effective as of the 1st day of January of such year. The purpose of the revision of this agreement is to ensure that the amounts payable hereunder are neither insufficient or excessive, as the case may be, for either PGR or BGL.

(j) BGL will act in good faith in the determination of the costs and fees charged to PGR under this agreement and shall, among other things, ensure that there is no duplication of such costs and fees.

3. INVOICES AND PAYMENTS

BGL shall submit a detailed invoice each month for costs to be reimbursed and fees and other compensation to which it is entitled in accordance with the preceding provisions of this agreement. Each invoice shall describe in reasonable detail the costs for which reimbursement is sought and the fees or other compensation for which payment is sought, all of which shall be expressed in United States dollars. Payment shall be made by PGR within 30 days after receipt of the invoice in United States dollars at BGL's offices at Bogoso, Accra or at such other place as BGL shall designate by notice to PGR. To the extent it is necessary to secure the consent of any government or governmental agency to any payment to BGL by PGR in United States dollars, PGR agrees to use reasonable efforts to secure such consent but in the event the making of any payment due to BGL in United States dollars is not possible or consent cannot be obtained on a timely basis then BGL at its option may (i) agree to extend the time for payment while reserving its rights under the following subclause (ii), or (ii) take payment in another currency selected by PGR. Upon request of PGR, BGL will prepare and submit an estimate of the costs and/or fees or other compensation of any assistance requested by PGR pursuant to this agreement prior to the rendering thereof.

4. TAXES ON THIS AGREEMENT

PGR shall withhold and pay all registration fees, remittance fees, stamp taxes and similar taxes and charges, if any, in Ghana that are assessed upon this agreement or upon payments made hereunder provided however that PGR shall not be liable for taxes in the nature of income taxes upon the income of BGL in relation to the payment of compensation to BGL in excess of BGL's costs under this agreement.

5. PERSONNEL MATTERS

(a) QUALIFIED PERSONNEL. The general executive services described in subsection 1(a) include providing personnel with suitable qualifications and experience. Subject to subsection 2(d), all such executives provided under this agreement will remain employees of BGL and will be eligible to participate in all benefit and bonus plans and programs of BGL. The salaries and other compensation payable for the services of such personnel and contractors will, subject to section 6, be paid by BGL, which will be reimbursed by PGR in accordance with the provisions of sections 2 and 3.

(b) NON-EXCLUSIVE SERVICES. PGR acknowledges that BGL is not required to devote its personnel and resources exclusively to or for the benefit of PGR and that there can be no assurance that the services to be provided by BGL will be available at all times and it is acknowledged that as a result of services to be performed for BGL, the personnel of PGR

    (who are also employees of BGL) will generally be available to devote only a portion of their time to the business of PGR.

(c) SPECIALISTS. If BGL needs to send a specialist (hereafter a "Specialist") or a team of Specialists (hereafter a "Team") to PGR's premises and mines owned by PGR the following provisions shall apply regardless of whether each such Specialist is a BGL employee or a third party contractor:

(d) The Specialist or the Team shall use his or its own equipment and/or materials or such equipment and/or materials that shall have been supplied by or through BGL, except for any such equipment and/or materials made available to them by PGR for this purpose, as described hereafter.

(e) It is specifically agreed that BGL will retain, under all circumstances, the total control and the absolute right of instruction with respect to all work done by the Specialist or the Team. In this capacity, BGL shall be solely responsible for defining the Specialist's or the Team's tasks and for making all necessary decisions in this regard.

(f) BGL shall keep PGR fully informed of the work progress and program of the Specialist or the Team. PGR, for its part, shall have the right to inform a BGL representative (hereinafter the "Representative"), in writing, of any concerns or observations it may have in this regard from time to time, provided that it shall be understood that BGL will have the sole discretion to deal with any such concerns or observations as it sees fit.

(g) BGL shall give written notice to PGR of the name of the Representative. The Representative will be granted authority to make any decisions with respect to the work progress and program of the Specialist or the Team. The Specialist or the Team shall be, at all times, under the hierarchical and disciplinary control of BGL, as represented on-site by the Representative. PGR shall not, at any time, communicate with the Specialist or the Team directly with respect to any conduct or situation which may possibly give rise to disciplinary action except in cases of emergency or for security reasons.

(h) BGL shall undertake all necessary measures to ensure that the Specialist and Team observes all of PGR's policies with respect to work hours, internal policies and procedures, as well as health and safety measures. PGR shall inform the Representative of any observations on its part of non-compliance with these policies or discrepancies in the enforcement of these policies.

(i) PGR shall provide the Specialist or the Team with access to offices, a secretary, a fax, a telephone, and company vehicle.

(j) It is expressly agreed that, subject to any requirements for PGR to directly pay a third party contractor in accordance with section 6, the Specialist or the Team will remain on BGL's payroll or be otherwise directly compensated by BGL, as the case may be, and PGR will reimburse BGL wages and compensation paid to the Specialist or the Team according to sections 2 and 3.

6. THIRD PARTY SERVICES

If requested by PGR, BGL may, but will not be obligated to, contract for and pay for services, which in BGL's reasonable judgment are customarily and more effectively performed by third parties, such as law firms, engineering firms, consultants, and independent accountants. BGL may, but need not, contract for such services on behalf of PGR as agent for PGR and the costs of such services may be charged directly to and in such case shall be paid by PGR. BGL will retain total control and absolute right of instruction over such third parties in connection with services contracted for the purposes of this agreement regardless of the manner in which their services are contracted. Notwithstanding the foregoing, nothing herein shall preclude PGR from directly retaining outside third party contractors for such purposes as PGR deems appropriate. Nothing herein shall oblige BGL to provide any financial or other guarantees in favor of third parties in respect of any obligations of PGR to third parties.

7. TERM OF THE AGREEMENT

Subject to section 2 i), this agreement shall be for a term of five years commencing ________, and ending _______________, provided that this agreement may be earlier terminated by either party upon giving written notice of termination to the other party not less than 180 days prior to the termination date designated in such notice. If such notice is given this agreement shall terminate on the termination date so designated.

8. AUTHORIZATION

PGR represents that PGR's Board of Directors has approved the terms of this agreement.

9. LOSSES AND LIABILITIES

Except as herein otherwise provided, neither party (the "first party") shall be liable to the other party (the "second party") for any losses or liabilities sustained or incurred by the second party, except such losses and liabilities as may result from the first party's gross negligence or willful misconduct or from the willful and intentional breach by the first party of one or more of the provisions of this agreement, and then only to the extent that such losses and liabilities are not covered by the second party's insurance.

Under no circumstances shall either party be liable to the other for indirect or consequential damages. Under no circumstance shall BGL be responsible for any damages, loss, costs or expenses suffered, incurred or sustained by PGR in respect of financial contracts including without limitation contracts with respect to the purchase and/or sale of foreign currency whether losses are the result of exchange rate fluctuations or otherwise, entered into in good faith by BGL on behalf of PGR or otherwise for the purposes of this agreement.

Notwithstanding subsection 9(a) but subject to subsection 9(b), PGR hereby indemnifies and agrees to hold BGL harmless from and against any and all claims, demands, suits, actions, losses, damages and liability of whatsoever nature arising directly or indirectly out of the performance or purported performance of services or other obligations under this agreement by BGL or its employees, agents or contractors, except only as and to the extent the same arise directly from the gross negligence or willful misconduct of or the willful and intentional breach of this agreement by BGL or its employees or agents. PGR will indemnify BGL as aforesaid in respect of claims by and liability to anyone sustained by BGL by reason of anyone relying on information furnished by or purporting to be furnished by PGR to BGL for the purposes of this agreement. PGR will also bear all risk and will indemnify BGL as aforesaid in respect of claims by and liability to anyone sustained by BGL by reason of BGL, its employees or agents acting or admitting to act on instructions and authorization of PGR or accepted by BGL in good faith as being made with the authority of PGR.

10. FORCE MAJEURE

If BGL is unable, wholly or in part, by reason of any occurrence beyond the reasonable control of BGL, to carry out any obligation under this agreement, the performance of such obligation, to the extent and during the time that it is so affected, shall be suspended. BGL shall notify PGR promptly of such circumstances and exercise due diligence in attempting to perform its obligations. Fees under this agreement shall be reduced proportionally to reflect the non-performance of those services suspended under this provision. BGL shall use its best efforts to reinstate the services suspended under this provision as soon as practicable and to mitigate the adverse effects on PGR of such suspension.

11. CONFIDENTIALITY

BGL shall not, without the prior written consent of PGR, disclose to any third party any information about PGR acquired or developed pursuant to the performance of this agreement, except as provided in subsection 11(b).

The consent required by subsection 11(a) shall not apply to the following disclosure, provided that in cases (ii) and (iii) below that BGL shall use its reasonable best efforts to preserve the confidentiality of such information against further disclosures:

        (a) information disclosed as required by law or the regulations of any stock exchange on which any shares of BGL are listed or as may be required by the regulations or policies of any securities commission or other securities regulatory agency, governmental agency or other authority of competent jurisdiction and the requirements of any court (and BGL shall notify PGR of any such disclosure); or

        (b) information disclosed as necessary for debt or equity financing purposes; or

        (c) information disclosed that BGL acting reasonably deems to be necessary to be disclosed for the proper performance of its obligations under this agreement including without limitation disclosure of information to consultants and other third parties engaged by or assisting BGL in accordance with the terms of this agreement in order to carry out the purposes of this agreement.

12. COMPLIANCE WITH LAW

BGL shall comply, and use its best efforts to ensure compliance by all of its employees, agents and contractors, with all applicable laws, statutes, rules, regulations, orders, and permit and license terms and conditions of all federal, state or provincial, and local governments and governmental agencies, and all applicable orders of courts and administrative tribunals of competent jurisdiction, affecting BGL or the business and operations of PGR managed by BGL.

13. POWER OF PGR

Nothing herein shall affect the overall powers and duties of the Board of Directors and management of PGR to manage the affairs of PGR.

14. ASSIGNMENT

This agreement shall not be assigned in whole or in part by either party without the prior written consent of the other party; provided that this section shall not preclude or restrict BGL from engaging such contractors (subject to the applicable provisions of this agreement) as it deems necessary or prudent to perform in whole or in part any of the services required to be provided by BGL under this agreement.

15. NOTICES

All notices and other communications required or permitted to be given under this agreement shall be in writing and shall be deemed given when actually delivered to an officer of the addressee party; or five days after being deposited in the official mail system of the country of the party giving such notice or other communication, postage pre-paid for air mail delivery, addressed to the addressee party as provided below; or when given by facsimile transmission to the addressee party facsimile number given below and written confirmation of satisfactorily completed transmission is received. The addresses of the parties for purposes of this section 15 are as follows, and either party may change its address or facsimile number by notice given to the other party pursuant to this section 15:

        BGL:

        Bogoso Gold Limited
        32 Akosombo Road,
        Airport Residential Area,
        PO Box 16075, Airport,
        Accra
        GHANA
        Fax. +233 21 777700
        Attention:  Managing Director

        PGR:

        Prestea Gold Resources Limited
        PO Box 701,
        Accra
        GHANA
        Fax: 021 665563
        Attention: Chairman

16. WAIVER

Any delay or omission or failure to exercise any right or remedy provided in this agreement shall not constitute a waiver of any provision of this agreement and shall not limit any party's right thereafter to enforce any provision or exercise any right.

17. GOVERNING LAW

This agreement shall be deemed to have been made in and shall be governed by and construed in accordance with the laws of Ghana.

18. ASSURANCES

Each of the parties hereto shall sign all documents and do all such things as may be reasonably necessary or desirable to give full effect to this agreement.

19. COUNTERPARTS

This agreement may be executed in two counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

BOGOSO GOLD LIMITED

By:
   --------------------------------         ------------------------------------
      Richard Gray                          Witness
      Managing Director

PRESTEA GOLD RESOURCES LIMITED

By:
   --------------------------------         ------------------------------------
      Robert Cole                           Witness
      Chairman

                                   SCHEDULE F

                                 PGR LIABILITIES

PGR has delivered to BGL a list of liabilities as at 30 September, 2001 aggregating $5,976,845.70. It will be obligated to deliver on the Closing Date a revised list showing changes, additions and deletions as of the Closing Date.

                                   SCHEDULE G

                             SHAREHOLDERS AGREEMENT

1. PARTIES

        - Bogoso Gold Limited

        - GMWU

        - Government of Ghana

        - Investors

        - Prestea Gold Resources Limited

        - Trust

2. DEFINITION AND INTERPRETATION

"AFFILIATE" means any legal entity, wherever incorporated or constituted, which directly or indirectly controls, is controlled by, or is under common control with a Shareholder and, for this purpose, "control" means the ownership of or right to exercise control of more then fifty percent (50%) of the voting rights at a general meeting of shareholders or other equivalent constitutional meeting and, through such ownership or right, to elect at least a majority of the Board or other persons with substantially equivalent power to manage and direct the affairs of such legal entity.

"AGREEMENT" means this shareholders' agreement and all schedules and instruments in amendment or confirmation of it; "hereof", "hereto", and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "Article", "Section", "Subsection" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

"BGL" means Bogoso Gold Limited, registration no. 29,939, a company incorporated according to the laws of the Republic of Ghana.

"BOARD" means the board of directors of the Company constituted in accordance with the provisions of this Agreement and "DIRECTOR" means any member thereof who has been elected or appointed to the Board in accordance with the provisions of this Agreement.

"BUSINESS DAY" means any day other than a Saturday, Sunday or official public holiday in the city of Accra, Ghana.

"CODE" means the Companies Code 1963 (Act 179).

"COMPANY" means Prestea Gold Resources Limited.

"CONTROL" means (i) in relation to a Person that is a corporation or company, the ownership, directly or indirectly, together with Associates and Affiliates, of Voting Securities of such Person carrying more than 50% of the voting rights attaching to all Voting Securities of the corporation or company and which are sufficient, if exercised, to elect a majority of its board of directors; (ii) in relation to a Person that is a partnership, limited partnership, business trust or other similar entity, the ownership, directly or indirectly, together with Associates and Affiliates, of Voting Securities entitling such holders to exercise control and direction over the activities of such entity; and (iii) in relation to a Person that is a family trust or other similar entity, trusteeships or ownership, directly or indirectly, of legal or beneficial interests entitling the holders thereof to exercise control and direction over the activities of such Person "Controls" and "Controlled" shall have similar meanings.

"DOLLARS" OR "$" means the currency which is, from time to time, legal tender for the payment of all private and public debts in the United States of America.

"EFFECTIVE DATE" means _________ 200__.

"FINANCIAL YEAR" means a period of twelve (12) months ending on December 31 or such other date as may be determined by the Board from time to time.

"FISCAL YEAR" means the fiscal period of the Company, which initially shall be the calendar year, as such Fiscal Year may from time to time be changed in accordance with the provisions this Agreement.

"FORCE MAJEURE" means any cause, whether foreseeable or unforeseeable, beyond a party's reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of such party to grant); acts of God; laws, regulations, orders, proclamations, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of federal, state or local environmental standards; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sinkholes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment; contractor' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; or any other cause whether similar or dissimilar to the foregoing.

"GOVERNMENT" means the duly constituted government of the Republic of Ghana or any political subdivision thereof, whether federal, state, local or foreign, or any judicial body, agency or instrumentality of any such government or political subdivision.

"GMWU" means the Ghana Mineworkers Union of TUC (Ghana).

"LEASE AREA" means the area described in Schedule A to the Mining Lease.

"MANAGER" means BGL in its capacity as the manager under the Management
Agreement.

"MANAGEMENT AGREEMENT" means the management agreement between BGL and the Company dated _____________, 200__.

"REGULATIONS" means the Regulations of the Company in force at the date hereof, as such Regulations may from time to time be amended in accordance with the provisions of this Agreement.

"MINING LEASE" means the lease dated June 29, 2001 whereby the Company was granted mineral rights in the Lease Area for gold and other associated mineral substances lying and being under the surface below a vertical depth of 150 metres below sea level.

"PARTIES" means, collectively, the Company and the Shareholders and "Party" means any one of them.

"PERSON" means an individual, partnership, corporation, trust, unincorporated association, joint venture, governmental entity or other entity or other entity, and pronouns have a similarly extended meaning.

"SHAREHOLDERS" means, collectively, BGL, GMWU, the Investors, BGL on behalf of the Trust, Government and any other Person to whom Shares are transferred in accordance with the provisions of this Agreement.

"SHARES" means the shares in the capital of the Company, as presently constituted.

"TRUST" means the independent non-profit making body established by Deed of Trust dated ________, 200__ that shall be the beneficiary of 10% of the shares of PGR.

"THIS AGREEMENT" means this agreement together with the schedules and annexures hereto.

INTERPRETATION

- Any reference in this Agreement to gender shall include all genders, and words importing the singular number only shall include the plural and vice versa.

- The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in the construction or interpretation of this Agreement.

- Any Article, Section, Subsection or other subdivision of this Agreement or any other provision of this Agreement which is, or becomes, illegal, invalid or unenforceable shall be severed from this Agreement and be ineffective only to the extent of such illegality, invalidity or unenforceability and shall not affect or impair the remaining provisions hereof.

- This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties.

- This Agreement may only be amended, modified or supplemented by a written agreement signed by all of the Parties.

- No waiver of any of the provisions of this Agreement by any Party shall be deemed to constitute a waiver of such provision by any other Party or a waiver by such Party of any other provision, (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in writing duly executed by the Party to be bound thereby.

- Where the word "including" or "includes" is used in this Agreement it means "including (or includes) and without limitation".

- Any references herein to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as enacted at the date hereof as such law, by-law, rule, regulation, order of or act may be amended, re-enacted or superseded from time to time.

- In this Agreement, unless the context otherwise requires, any reference to a transfer of securities, Shares or Voting Securities of a Person shall include any agreement, arrangement or understanding by which legal title to or beneficial ownership of such securities passes from one Person to another Person, or to the same Person in a different legal capacity, whether or not for value, and a transfer shall include any sale, assignment, gift, exchange or conversion of such securities, or the granting of any security interest, lien, pledge, mortgage, hypothecation or charge in or to such securities.

3. SHAREHOLDERS' RELATIONSHIP

Effective the date hereof the Shares of the Company are held as follows:

       -  BGL           - Shares
       -  GMWU          - Shares
       -  BGL in Trust  - Shares
       -  Investors     - Shares
       -  Government    - Shares

- Effective the date of this Agreement the relationships among the Shareholders shall be governed by the provisions of this Agreement and by the Memorandum and Articles, it being understood and agreed that, in the event of any inconsistency between the two, the provisions of this Agreement shall prevail.

- This Agreement represents the entire Agreement between the Shareholders relating to the subject matter hereof and supercedes all prior agreements and arrangements between the Shareholders or any of them and their predecessors.

- The Shareholders hereby agree that: (a) they will so act as Shareholders; and (b) they will cause their nominees who are Directors to so act as Directors, as to give effect to the provisions of this Agreement.

- The Trust acknowledges to the other Parties that it has entered into an instrument whereby BGL is irrevocably and unconditionally authorized to vote the Shares beneficially owned by the Trust on all matters on which such shares may be voted.

- This Agreement shall continue in effect so long as there is more than one Shareholder or until the parties agree otherwise in writing.

- During the continuance of this Agreement, none of the Shareholders shall deal with any Shares or any interest therein or transfer or agree to transfer any Shares now or hereafter held by such Shareholder except in accordance with this Agreement. A purported transfer of any Shares in violation of this Agreement shall not be valid and the Company shall not register, nor permit any transfer agent to register, any such Shares on the securities register of the Company, nor shall any voting rights attaching to or relating to such Shares be exercised, nor shall any purported exercise of such voting rights be valid or effective, nor shall any dividend or distribution be paid or made on such Shares. Each Shareholder who purports to make a transfer of any Shares in violation of this Agreement agrees to donate and hereby donates to the Company all dividends and distributions paid or made on such Shares during the period of such prohibited transfer. The provisions of the immediately preceding sentence are in addition to, and not in lieu of, any other remedies to enforce the provisions of this Agreement.

4. BUSINESS OF THE COMPANY

The business of the Company shall be the operation of an underground mine in accordance with the provisions of the Mining Lease, the Joint Operating Agreement, and Business Plans adopted by the Board from time to time on the recommendations of the Manager.

5. SHARE CAPITAL

CASH CALLS

- Future exploration, development and mining costs for the Company will be funded from cash flow from operations.

- The Parties, other than the Government, may have to contribute additional funds in the form of shareholders loans or additional share subscriptions to the Company or suffer dilution.

- In the event that the rationalizing of the Company's assets and reducing its inventory (by consignment stock agreements) does not provide sufficient working capital: the Shareholders, other than the Government, will support the Company, by undertaking to provide additional funds in proportion to their respective shareholdings at the time the new funds are deemed required by the Board.

- On the basis of an adopted budget, the Company will submit to each Shareholder, other than the Government, prior to the last day of each month, a billing for estimated cash requirements for the next month.

- Within 15 days of receipt of each billing, each Shareholder will be required to advance to the Company its proportionate share, based on its then shareholding, of the estimated amount.

NON-PAYMENT OF CASH CALLS

- The additional working capital is to be provided as shareholder loans will bear interest at LIBOR plus 2%.

- In the event that one or more Shareholders are unable to fund their portion of a cash call made by the Company pursuant to an adopted budget, then the remaining parties may advance the defaulting Shareholders portion.

- The advance made by a non-defaulting Shareholder on behalf of the defaulting party will be treated as a demand note and will bear interest at LIBOR plus 3%.

- The defaulting Shareholder will have sixty (60) days after written notice of default is given to (a) cure the default and either participate in the cash call or reimburse the demand loan made by the non-defaulting Shareholder, or
    (b) dilute as provided below.

DILUTION

- Upon failure to cure the default, the defaulting Shareholder's shareholding will be diluted on a straight line basis in accordance with the standard industry practice as outlined in Rocky Mountain Mineral Law Foundation's Form 5A.

FUNDING BY THIRD PARTY LOANS

- In the event of funding requirements which cannot be funded by cashflow, BGL shall be permitted to arrange debt financing from third parties.

- The Board and Shareholders of the Company shall provide all the necessary approvals required for the establishment of third party loans, including but not limited to the provision of any security over the mining title and assets of the Company and commitment to gold refining, sales and hedging undertakings.

6. BOARD OF DIRECTORS

- The business of the Company shall be conducted by the Board in the best interests of the Company on sound commercial profit-making principles and in accordance with the guidelines, principles and standards agreed and adopted by the Shareholders from time to time, so as to generate the maximum achievable maintainable profits available for distribution to Shareholders.

- The Board will consist of seven directors and seven alternates, of whom three directors and three alternates will be nominated by BGL, two directors and two alternates by GMWU, and one director and one alternate by each of the Investors and the Government of Ghana.

- Directors' fees commensurate with the custom and practice of Ghana will be paid to any Directors that are not full time employees of the Company, BGL or its affiliates.

- Any reasonable expenses incurred by the Directors in performing their responsibilities and attending meetings will be paid by or reimbursed by the Company, upon presentation of appropriate documentation.

BOARD MEETINGS AND VOTING

-   Meetings will be held in Ghana.

- The Chairman will be appointed by BGL and will have a casting vote in the event of a tie on any resolution.

- Directors may be represented by alternates or substitutes to the extent allowed by Ghana law.

- A quorum will be four directors (including those represented by alternates or substitutes) of whom at least one is a BGL nominee and one is a GMWU nominee. If at any meeting a quorum shall not be present by reason only of the fact that the nominees are absent, then, the meeting shall stand adjourned to the same day and time three weeks later and at that meeting the quorum requirements shall be any two directors.

DECISIONS OF DIRECTORS

- A decision of the Board must be approved either by a resolution passed by the affirmative vote of not less than that number of directors present and constituting a quorum at a meeting of directors duly called or by an instrument signed by all the directors.

- The Board has the authority to deal with everything except items specifically required by Ghanaian law to be dealt with by the Shareholders and except any decision to suspend, significantly curtail or cease operations.

- No resolution will be effective unless it has been passed by the affirmative vote of at least one nominee of BGL and one nominee of GMWU.

PROCEEDINGS AND MINUTES OF BOARD

- The Secretary of the Company shall keep minutes of each meeting and shall provide a copy of such minutes in draft form to each Director and alternate or substitute in attendance as soon as practicable but in any event no later then fourteen (14) days after each meeting.

- Following receipt of draft minutes of any meeting, Directors and alternates or substitutes who were in attendance shall provide to the Secretary within a further period of ten (10) days a copy of the draft marked to show suggested additions, revisions and deletions to the draft minutes. The Secretary shall then circulate a revised draft reflecting such suggestions. A Director or substitute in attendance who fails to provide a draft showing suggested additions, revisions and deletions within such a time period shall be deemed to have approved the minutes in the form circulated by the Secretary. At the next following Board meeting the draft minutes shall be discussed by the Board in light of all suggested additions, revisions and deletions following which the Secretary shall prepare and circulate revised minutes reflecting the results of the Board Discussion.

- Within ten (10) days following such Board meeting the Secretary shall provide a copy of the final text of such minutes to each director and alternate and substitute. If no further comments are received by the expiry of a further period of ten (10) days the minutes as so provided by the secretary shall be deemed to have been approved by the Board and shall be signed. If further comments are received prior to the expiry of such a period, the minutes shall be discussed and finalized by Majority Decision at the next Board meeting, following which they shall again be circulated and finalized in accordance with the procedures set out in the immediately preceding sentence. Pending finalization the Company shall be entitled, unless the Board by Majority Decision in any specific case resolves otherwise, to conduct its business on the assumption that Board decisions included in draft minutes provided to each Director and alternate by the Secretary have been made as set out in the draft minutes.

BOARD COMMITTEES

-   The Board will have such committees as is determined by Board resolution.

7. SHAREHOLDERS AND VOTING

- Shareholders meetings shall be held annually for the purposes of appointing the Board and transacting the other business; and at such other times as may be required to transact any other business.

- A quorum for a meeting of Shareholders shall be at least two individuals present in person and holding or representing by valid proxy not less than 25% of the outstanding Shares.

- All matters requiring shareholder approval shall be approved by a majority of the votes cast at a meeting or by a written resolution signed by Shareholders holding 50% of the Shares, subject to any higher percentage required by the Code for specific items.

- Any decision to suspend, significantly curtail or cease operations will require the affirmative vote of holders of not less than 70% of the Shares.

8. MANAGEMENT

-   The Company will have a Chairman who will be the nominee of BGL.

- The Company will have a Managing Director and a Secretary who will each have such duties and responsibilities as are determined by the Board.

- Day to day management shall be performed by the Manager, who, as long as BGL owns at least 30% of the Shares, will be BGL, in accordance with the Management Agreement.

9. FINANCIAL

- The Company shall maintain proper company and accounting records and shall cause monthly and annual financial statements to be prepared in accordance with generally accepted accounting principles.

- PricewaterhouseCoopers, or such other internationally recognized firm of accountants agreed in writing between the Parties, shall be auditors of the Company.

- Budgets shall be approved annually based on draft budgets presented by the Managing Director.

- Prior to the commencement of each Financial Year, the Company will send to the Directors draft Budgets for each category of activity to be undertaken by the Company in such Financial Year.

- The draft budget will be circulated to the Board for consideration, to be approved annually no later then 30 days after the commencement of each year.


10. RESTRICTION ON TRANSFER

-   No Share transfers will permitted except as provided in this Agreement.

- Neither the GMWU nor the Trust may transfer any of their respective Shares so long as either of them is indebted to BGL in respect of any portion of the subscription price.

- BGL will be entitled to transfer its Shares to any Affiliate or third party who agrees to be bound by the terms of this Agreement.

- The Investors will be permitted to transfer Shares amongst themselves or to Affiliates who agree to be bound by the terms of this Agreement.

- No Shareholder will be entitled to pledge its Shares unless the pledgee agrees to be bound by the terms of this Agreement.

- Subject to the foregoing, a Shareholder wishing and entitled transfer any of its Shares must first offer its Shares to the other Shareholders (except the Government), on a pro rata basis, at the same price and on the same terms on which they would sell them to a third party.

- If Shareholders holding in the aggregate of not less than -% of the outstanding Shares wish to sell all of their shares to a third party, the remaining Shareholders (except the Government) may be required by such selling Shareholders to sell their shares to such third party on the same terms and conditions under which that party is purchasing the Shares from the selling Shareholders.

11. DEFAULT

- A Shareholder shall be in default under this agreement if, at any time (a) such Shareholder is in breach of any of its material obligations under this Agreement and which continues for seven (7) days after notice by the Company specifying such breach given to all Shareholders; (b) bankruptcy, insolvency

- Non defaulting Shareholders may acquire the defaulting Shareholder's shares for their fair market value.

12. DISPUTE RESOLUTION

- Any dispute, controversy or claim arising under or in connection with this Agreement, and which cannot be resolved within sixty (60) days of attempted negotiations between the Parties, shall be settled by arbitration in accordance with this section.

- Matters subject to arbitration shall be settled by arbitration in accordance with the rules and regulations of the London Court of International Arbitration in effect on the date of this agreement.

-   The place of arbitration shall be London England.

-   The language of the arbitration shall be English.

- The arbitration shall be the sole and exclusive forum for resolution of the dispute or controversy and the award shall be final and binding.

- A Party may demand arbitration by delivering a written notice thereof to the other Party setting forth a complete, concise statement of the issue(s) in dispute, the amount involved and the remedy requested.

- The arbitrators shall render a written decision within six months after having been appointed.

- Notwithstanding anything herein, the arbitral panel shall have the power to decide any dispute ex aequo et bono, with the objective of deciding such matters fully in accordance with the intent of the Parties as indicated by this Agreement.

- The arbitrator(s) shall have the right to award or include in their award any relief which they deem proper in the circumstances, including, without limitation, money damages (with interest on unpaid amounts from date due), specific performance, injunctive relief and legal fees and costs in accordance with this section.

- The arbitrator(s) shall not have the authority to award exemplary, punitive, consequential or special damages and each Party shall be limited to the recovery of any actual damages sustained by it.

- The number of arbitrators shall be three. One arbitrator shall be nominated by each of the Parties and shall then agree on the appointment of a third arbitrator, who shall be disinterested in the dispute and shall have no connection with any party.

-   All arbitrators shall be persons having experience in the minerals industry

- Unless the three arbitrators have been appointed within thirty (30) days after the date on which either Party requests the settlement of any dispute by arbitration pursuant to this Section, the London court of International Arbitration shall appoint the three arbitrators referred to above. The appointing authority may appoint from among nationals of any country, whether or not a Party is a national of that country.

13. GENERAL

- The interpretation and performance of the Agreement shall be governed by the laws of the Republic of Ghana.

- The Party's obligations will be suspended for the duration of a Force Majeure event.

-   Confidentiality and non-disclosure obligations.

- All Notices shall be in writing and may be given by being delivered or sent by facsimile or mail to the authorized address of the Shareholder and the Company.


14. SHAREHOLDER WARRANTIES

- Each of the Shareholders represents and warrants to each other Shareholder that it has the capacity to enter into and perform this agreement and all the obligations contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken

- that such Shareholder owns beneficially and of record the number of Shares which are expressed to be owned by such Shareholder in the Agreement, that such Shares are not subject to any mortgage, lien, charge, pledge, encumbrance, security interest or adverse claim and that no Person has any rights to become a holder or possessor of any of such Shares or of the certificates representing the same;

- if such Shareholder is an individual, that such Shareholder has the capacity to enter into and give full effect to this Agreement;

- if such Shareholder is a corporation, that it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation and that it has the corporate power and capacity to own its assets and to enter into and perform its obligations under this Agreement;

- if such Shareholder is a trust, partnership or joint venture, that it is duly constituted under the laws which govern it and that it has the power to own its assets and to enter into and perform its obligations under this Agreement;

- that this Agreement has been duly authorized and duly executed and delivered by such Shareholder and constitutes a valid and binding obligation enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

- that the execution, delivery and performance of this Agreement does not and will not contravene the provisions of its articles, by-laws, constating documents or other organizational documents or the documents by which it was created or established or the provisions of any indenture, agreement or other instrument to which such Shareholder is a party or by which such Shareholder may be bound;

- that all of the foregoing representations and warranties will continue to be true and correct during the continuance of the Agreement.

                                   SCHEDULE H

          DETAILED LIST AND COSTING OF WORKING CAPITAL AND SPARE PARTS
                              REQUIREMENTS FOR PGR





BGL has received the list contained in PGR's letter dated 27th October, 2001 detailing requirements for $500,000.

                                   SCHEDULE I

                            TOLL PROCESSING AGREEMENT

1. BGL OBLIGATIONS

- to purchase 100% of ore produced by PGR from the PGR Lease Area during the term of the Agreement, which shall be crushed to a closed size set of 10.16 cm. (4 inches) containing more than 3 g/t of gold per ton measured over a period of 24 hours and delivered at a rate greater than 100 tonnes per day for the duration of a 7-day measurement period ("PGR Ore");

- to take delivery of PGR Ore at PGR's Central Shaft headgear bin, title and risk therefore passing to BGL at the point where the PGR Ore discharges from the conveyor known as CV 4 and enters into the cylindrical ropeway bin;

- to intermingle PGR Ore with its own ore and process it in such manner as BGL deems appropriate;

- to provide, maintain, calibrate and operate tonnage measurement and sampling facilities satisfactory to PGR acting reasonably and to maintain and operate such cylindrical ropeway bin and loading facilities as BGL may require;

- to permit PGR and its duly authorized technical representatives unrestricted access to measurement and sampling facilities;

- to perform gold assay either at BGL's facilities or at an independent facility selected by BGL;

-   to permit PGR to check at its expense all assayed samples; and

- to pay PGR, as provided under "Payment", for all ounces of fine gold hoisted in PGR Ore.

2. PGR OBLIGATIONS

- to provide 100% of PGR Ore for purchase and treatment by BGL during the term of the Agreement;

- to maintain and operate all ore handling facilities from underground up to and including CV 4;

- to provide BGL's employees and representatives with unrestricted access to the weighing, loading and sampling facilities to carry out their operational, supervisory, maintenance, calibration and security duties; and

-   to pay all taxes and royalties on the gold produced from PGR Ore.

3. MEASUREMENT AND ASSAY

- Moisture sampling to determine percentage of dry solids shall be conducted on a shift basis, and total tonnage hoisted shall be adjusted to dry tonnage prior to calculating gold hoisted.

- Dry tonnes hoisted per shift shall be computed against the weighted average of gold grade for the relevant shifts to determine the cumulative ounces of gold hoisted over a seven (7) day period.

- Each sample shall be split into three (3) identical portions of which: the first portion shall be submitted to the BGL laboratory, or an independent laboratory of BGL's choice, for gold analysis; the second portion shall be made available to PGR; and the third portion shall remain in safekeeping for use in disputes.

- Sample analysis shall make use of the Catalyst Cyanide Assaying technique wherein large samples are bottle rolled in Leach WELL catalyst for one hour.

- This laboratory technique is specified in order to eliminate the effects of "free gold scatter and to reduce assay time, thereby allowing faster determination of the PGR Ore grade.

- LeachWELL(TM) 60X shall be used as the catalyst; industry approved procedures shall be employed.

- PGR or BGL may at any time submit a written request to review the assay methodology, which may then be amended accordingly by agreement between the parties.

4. PAYMENT

- Payment for the PGR Ore hoisted in each seven-day period ending at 8:00 AM Monday (the "Measurement Period") shall be made by 5:00 PM on the following Monday.

-   Payment shall be calculated as follows:


    PAYMENT      =       DMT X WAG X MRF                UOC X 31.1035
                         ---------------   *   [  LGF - ------------- ]
                             31.1035                        WAG

- Where:

        (i) PAYMENT is the amount calculated in United States dollars to be paid to PGR on the Monday following each Measurement Period. Payment shall be made in a combination of Ghanaian Cedi and United States dollars, in accordance with the provisions of the Foreign Exchange Retention Agreement entered into between BGL and the Government of Ghana.

        (ii) DMT is the number of dry metric tonnes of PGR Ore hoisted during the Measurement Period.

        (iii) WAG is the weighted average grade in grams per tonne of the PGR Ore hoisted during the Measurement Period.

        (iv) MRF is the metallurgical recovery percentage factor for the PGR Ore, which is agreed to be 81%. PGR or BGL may at any time submit a written request to review the MRF, which may then be amended accordingly by agreement between the parties.

        (v)   31.1035 is the number of grams in each troy ounce.

        (vi) LGF is the London PM Gold Fix by the LME in United States dollars per troy ounce of gold on the Wednesday immediately following the Measurement Period.

        (vii) UOC is the Unit Operating Cost, which is estimated to be $17.80 per tonne of PGR Ore, based on the PGR published production and cost figures for the period January 2000 to August 2001 and subject to final agreement between the parties.The UOC will be subject to a rise and fall formula based on the input cost of key variables to be agreed between the parties.

- For the duration of any period (other than a force majeure period which would have affected the PGR plant) during which BGL is unable to transport or treat PGR Ore, BGL shall be obligated to purchase all PGR Ore produced by PGR and make payments to PGR as if such PGR Ore had been transported and treated by BGL in accordance with the provisions of the Agreement. For greater certainty, BGL shall be responsible for all additional costs incurred during such period.

5. EXCLUSIONS

- BGL shall not be obligated treat or pay for PGR Ore hoisted, which otherwise complies with the requirements for PGR Ore as defined above but whose weighted average assay return is less than 3 g/t for a seven-day period.

- Where the weighted average assay return for any 24-hour period is less than 3 g/t, BGL may, having taken reasonable steps to inform PGR thereof, stockpile all PGR Ore at an area close to Central Shaft designated by PGR, until such time as the weighted average assay return is once again more than 3 g/t.

- Title and risk of PGR Ore so stockpiled shall return to PGR. In the event that BGL subsequently agrees to accept such stockpiled ore, title and risk shall be assumed by BGL once the ore has been reloaded;

- All costs incurred in stockpiling such ore as well as any rehandling, will be for PGR's account and may be offset by BGL from any future payments due to PGR.

- BGL shall not be obligated to, pay for or treat PGR Ore hoisted, whose total metric tonnage is less than 700 tonnes for a seven-day period.

6. DISPUTES

- In the event that the independent laboratory assays for a 24-hour period differ by more than 10% from those of the BGL laboratories, either party will have the right to declare a dispute.

- In the event that a continuous difference between the two laboratories is observed of greater than 5% over a seven-day period, either party will have the right to declare a dispute.

- In the event of a dispute being declared, the third "dispute sample" shall be submitted to a mutually acceptable third laboratory for independent analysis. The assay return from this analysis shall be accepted by both parties without reservation or right of appeal.

-   The party declaring the dispute shall pay for the third party assay costs.

- Payment of the disputed amount shall be made based on BGL's calculation and any over or under payment will be deducted or added to the first payment to be made to PGR after the dispute has been resolved.

7. TERM AND TERMINATION

- The agreement will come into effect within 24 hours of the Decommissioning and shall remain in effect unless and until terminated as provided below.

- The Alternative Facility has been provided in accordance with a time schedule to be agreed and subject to acceptance of the Alternative Facility by PGR, which shall not unreasonably be withheld.

- The date of Decommissioning shall be agreed and confirmed by both parties, on not less than 60 days' prior notice. In the event of Decommissioning occurring without a 60-day agreed notification period, the agreement shall commence within 60 days of Decommissioning.

- PGR may suspend treatment of PGR Ore by giving BGL not less than thirty (30) days' written notice thereof.

- In the event PGR is unable to give the required notice, it will reimburse BGL for all reasonable costs incurred to demobilise the weighing, sampling and transportation arrangements.

- For the period of the suspension, PGR will reimburse BGL for all reasonable costs, including, but not limited to, security, transportation standby, care and maintenance, etc.

- PGR may terminate the agreement at any time by giving 30 days' written notice to BGL, whereupon BGL shall be released (1) from all future obligations to purchase or treat PGR Ore and (2) from any obligation to provide an Alternative Facility as defined in the agreement to which this is a Schedule.

- BGL may terminate the agreement at any time by giving 30 days' written notice to PGR, which shall specify that an the Alternative Facility as defined in the agreement is now available, whereupon the agreement shall terminate on the date specified in such notice, subject only to the acceptance of the Alternative Facility by PGR, which shall not unreasonably be withheld.

- In the event PGR fails to supply PGR Ore or to comply with the requirements of the definition set out above under "BGL Obligations" averaged over a three-month period, BGL shall be entitled to terminate the agreement and be released from its obligations.

- Either party may terminate the agreement upon the bankruptcy or insolvency of the other.

8. OTHER

-   Interpretation and performance shall be governed by Ghana law.

- The parties' obligations will be suspended for the duration of a force majeure event.

- Notices will be given in the manner provided for in the Agreement to which this is a schedule.

                                   SCHEDULE J

                           FORM OF PGR COUNSEL OPINION

November ___, 2001


Bogoso Gold Limited
32 Akosombo Road,
Airport Residential Area,
PO Box 16075, Airport,
Accra
GHANA

Dear Sirs,

        AGREEMENT DATED NOVEMBER - , 2001 BETWEEN BOGOSO GOLD LIMITED AND

                         PRESTEA GOLD RESOURCES LIMITED

We are a firm of legal practitioners duly qualified, licensed and of good standing under the laws of the Republic of Ghana.

We have acted as legal advisors to Prestea Gold Resources Limited (the "Company") in connection with the above-referred Agreement (the "Agreement") and the transactions provided for therein ("Transactions"), including the grant by the Company to Bogoso Gold Limited ("BGL") of an option (the "Option") to acquire shares in the Company:

We have reviewed:

1. the Agreement;

2. the Resolutions of the shareholders of the Company dated November -, 2001 approving the Agreement and the Transactions;

3. the Regulations and minute books of the Company;

4. the approval letter issued by the Ministry of Mines of the Republic of Ghana dated ________________, 2001;

5. the approval letters issued by the __________________ dated ________________,
2001;

6. the mining lease (the "Mining Lease") dated June 29, 2001 between the Government and the Company; and

7. [OTHER DOCUMENTS]

We have considered all such questions of law, examined all such other agreements, documents and instruments, as we have considered necessary for the purpose of rendering the opinions set forth herein. With respect to the various questions of fact material to our opinion, we have relied on the various representations contained in such agreements, documents and instruments.

Capitalized terms and expressions used in this opinion letter have the meanings ascribed to them in the Agreement.

In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In addition we have assumed: (i) the genuineness of all signatures, (ii) the due authorization, execution and delivery of all documents by the parties thereto other than BGL; and (iii) the due authority of all persons executing such documents.

Based on the foregoing we are of the opinion that:

1. The Company has been duly incorporated, is validly existing under the laws of the Republic of Ghana, is in good standing and is duly qualified to do business in the Republic of Ghana.

2. The Company's authorized capital stock consists of - equity shares of which - have been issued as fully paid and non-assessable shares, made up of - Class "A" shares (the "Class `A' Shares") and - Class "B" shares (the "Class `B' Shares"). There is no material difference between the rights, privileges and restrictions attached to the Class "A" Shares and the Class "B" shares except that only the Government may hold Class "B" Shares and is entitled at all times to hold 10% of the issued and outstanding shares in the capital of the Company for no consideration.

3. The Government is the registered owner of - fully paid and non-assessable Class "B" Shares, representing 10% of the issued and outstanding shares in the capital of BGL.

4. The Ghana Mineworkers Union ("GMWU) is the registered owner of - fully paid and non-assessable Class "A" Shares, representing - % of the issued and outstanding shares in the capital of the Company.

5. All governmental and regulatory consents and approvals required from the Republic of Ghana, the Government or any ministry or other department of the Government (including without limitation the Bank of Ghana and the Ministry of Mines of the Republic of Ghana) required in connection with (i) the Agreement; and (ii) the Transactions, including the Option, have been obtained.

6. The Company has the corporate power and authority to execute and deliver the Agreement and each PGR Document to be delivered on the Closing Date and the Option Closing

Date and to perform its obligations under, and to carry out and consummate all transactions and actions provided for, or contemplated by, the Agreement. All corporate action required on the part of the directors and shareholders of the Company in connection with the Agreement and the Transactions has been taken, and none of the foregoing conflicts with the Regulations of the Company or any other agreement to which it is a party or by which any of its properties or assets is bound.

7. The Agreement is, and each PGR Document delivered or to be delivered on the Closing Date and the Option Closing Date, respectively, will be, the valid and binding obligation of the company enforceable in accordance with its terms.

8. The only registrations and filings in public offices or registries required in connection with the Agreement and the Transactions and their implementation are:

        (i)            -                     -       -

9. No stamp duty or other taxes or duties are payable in respect of the Agreement or the Transactions except on ___________________.

10. The Mining Lease grants the Company the exclusive right to work, develop and produce gold in the 95 square kilometer area identified in the Mining Leases (the "Mining Lease Area") including the processing, storing and transportation of ore and materials.

11. The Mining Lease is valid for a period of thirty (30) years and may be extended for a further period subject to the Company giving the Government not less than six (6) months notice of its intention to do so before the expiration of the applicable term.

12. To the best of our knowledge, after reasonable inquiry, the Mining Lease is not subject to any mortgage, charge, encumbrance or other security interest.

13. To the best of our knowledge, after reasonable inquiry, there are no actions, suits, claims or proceedings legal or administrative with respect to the Mining Lease Area is excess of US$5,000 individually, or US$50,000 in the aggregate.

Our opinion expressed in paragraph 13 above is qualified to the extent that:

(a) the enforceability of any provision of any ____________________ may be limited by bankruptcy, insolvency or similar laws of general application affecting the rights of creditors and secured parties generally;

(b) a particular court may refuse to grant certain equitable remedies including specific performance with respect to the provisions of any
______________________.

Our opinion is limited solely to the laws of the Republic of Ghana in effect on the date hereof and no opinion is expressed herein as to any matters governed by the laws of any other jurisdiction.

This opinion is furnished to you solely in connection with the Agreement and the Transactions and may not be relied upon or described or quoted by any other person, firm or entity other than the addressees without, in each instance, our prior written consent.

Yours sincerely,

                                   SCHEDULE K

                            PGR SHAREHOLDER APPROVAL

Resolution of the shareholders of PRESTEA GOLD RESOURCES LIMITED (the "Company") passed on November ____, 2001 pursuant to section 174 (1) of the Companies Code.

WHEREAS:

A.  The Honourable Minister for Lands, Forestry and Mines by letter (ref:
    DB-44/124/07) dated March 29, 2001 to the Company, Bogoso Gold Limited ("BGL"), and Prestea Sankofa Gold Limited instructed the same to enter into tripartite negotiations according to terms of reference communicated to the Mediator, John Bentum-Williams by letter (ref: DB-44/124/07) dated March 29, 2001;

B. The Company and BGL entered into a Letter Agreement dated May 21, 2001, which contemplates the entering into of a definitive agreement between them.


C. As contemplated by the Letter Agreement, BGL's 90% shareholder, Golden Star Resources Ltd, entered into an agreement with Barnato Exploration Limited dated June 21, 2001, which was subsequently completed on October 2, 2001, whereby for valuable consideration which has been delivered, Barnex abandoned its claims and rights to what is known as the Prestea Property in Ghana;

D. The Company surrendered its mining lease dated November 1, 2000 to the Government of Ghana ("Government") in return for a new mining lease over the Prestea Property below a depth of 150.37 metres below sea level granted on June 29, 2001;

E.  BGL was granted a mining lease over the Prestea Property to a depth of
    150.37 metres below sea level on June 29, 2001; and

F. BGL and PGR entered into an Agreement, dated November ________, 2001 (the "Agreement"), complying with the terms of the Letter Agreement


BE IT RESOLVED THAT:

1. The Agreement be and is hereby approved, ratified and confirmed, subject only to the obtaining of the necessary consents and approvals, including but not limited to, the approval of Government.

2. Without limiting the generality of the foregoing, the following specific provisions of this Agreement are hereby approved, ratified and confirmed:

        (i) The adequacy of payment of US$4.0 million (of which US$0.5 million has already paid) as consideration for the property and rights conveyed and granted by PGR;

        (ii) The formation of the Trust by BGL and issuance of a 10% shareholding in the Company to the Trust, as contemplated in the Agreement;


        (iii) The offering of 10% shareholding in the Company to individual Ghanaian Investors for US$0.5 million, which if not subscribed to will be made available to Ghana Mine Workers Union and BGL in equal proportions unless one of the parties does not take up their subscription in which case the other party can take up the whole subscription; and

        (iv) The appointment of PricewaterhouseCoopers as the Auditors of the Company on or before the Option Exercise Date.

3. The officers of the Company be and each of them hereby is, authorised, empowered and directed, in the name of and on behalf of the Company or otherwise, to do and perform (or cause to be done or performed) all acts and things and to execute, deliver and file, or cause to be executed, delivered and filed, any such agreements, documents, payments, applications, instruments, certificates, and undertakings (with such changes or modifications as they may deem advisable or appropriate), and to take such other and further actions, in the name and on behalf of the Company, as they may deem to be proper, necessary, desirable or appropriate to carry out and effectuate the purpose and intent of the foregoing resolutions, to comply/ with the requirements of the agreements approved by the foregoing resolutions, and the authority for the taking of such actions and the making, execution, delivery or filing of such agreements, documents, payments, applications, instruments or certificates shall be conclusively evidenced thereby, and that all acts and things previously done and performed (or caused to be done or performed) in the name of and on behalf of the Company or otherwise prior to the date of these resolutions in connection with the transactions contemplated by the foregoing resolution.

    These resolutions may be executed by the Shareholders in as many counterparts as may be necessary, each of which so signed (including those transmitted by electronic facsimile) shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date first above written.

    Signed:___________________



    Signed:___________________

    GHANA MINEWORKERS UNION of the TUC (Ghana)